SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PHARMERICA CORPORATION

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PHARMERICA CORPORATION

1901 Campus Place

Louisville, KY 40299

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD June 12, 2012

PharMerica Corporation’s Annual Meeting of Shareholders will be held on June 12, 2012 at 9:00 a.m. local time. We will meet at the 21c Museum Hotel located at 700 W. Main Street, Louisville, Kentucky 40202 (the “Annual Meeting”). If you owned common stock at the close of business on April 17, 2012, you may vote at the Annual Meeting or any adjournments or postponements thereof. At the Annual Meeting, we plan to:

1.	elect the eight directors named in the accompanying proxy statement for a term to expire at the Annual Meeting of Shareholders in 2013;

2.	ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.	take an advisory vote to approve the compensation paid to the Company’s named executive officers (“Say on Pay”); and

4.	transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other proposals for the Annual Meeting.

It is important that your common stock be represented at the Annual Meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 12, 2012

The Proxy Statement and 2011 Annual Report to Shareholders are available at www.pharmerica.com/proxy.

On behalf of the Board of Directors of PharMerica Corporation,

GREGORY S. WEISHAR
Chief Executive Officer

Louisville, Kentucky

April 30, 2012

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED

PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED

AT THE ANNUAL MEETING IF YOU DO NOT ATTEND PERSONALLY.

i

ii

PHARMERICA CORPORATION

1901 Campus Place

Louisville, KY 40299

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 12, 2012

INFORMATION ABOUT THE MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of PharMerica Corporation (“we,” “us,” “our,” or the “Company”) for the Company’s Annual Meeting of Shareholders to be held on Tuesday, June 12, 2012 at 9:00 a.m. local time, at the 21c Museum Hotel located at 700 W. Main Street, Louisville, Kentucky 40202 and thereafter as it may from time to time be adjourned or postponed (the “Annual Meeting”). This proxy statement and the accompanying proxy are first being mailed to shareholders on or about April 30, 2012.

Who May Vote

Each shareholder of record at the close of business on April 17, 2012 (the “Record Date”) is entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 29,494,784 shares of our common stock, par value of $0.01 per share (the “common stock”) outstanding. On the Record Date, there were no shares of Preferred Stock, par value $0.01, outstanding. You may cast one vote for each share of common stock held by you on all matters presented at the Annual Meeting.

How You May Vote

You may vote (i) in person by attending the Annual Meeting or (ii) by mail by completing and returning a proxy. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with your instructions. If no instructions are given, proxies will be voted as follows:

1.	FOR the election of each of the eight nominees named herein to the Board of Directors for a term to expire at the Annual Meeting of Shareholders in 2013;

2.	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.	FOR the approval of the Say on Pay proposal; and

4.	In the discretion of the proxy holders, FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

How You May Revoke or Change Your Vote

•	Proxies may be revoked at any time prior to the Annual Meeting in the following ways:

•	by giving written notice of revocation to the Secretary of the Company;

•	by giving a later dated proxy; or

•	by attending the Annual Meeting and voting in person.

Quorum Requirement

The Company is required to have a quorum of shareholders present to conduct business at the Annual Meeting. A majority of the shares entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting in determining a quorum. If a quorum is not present at the Annual Meeting, we will be forced to reconvene the Annual Meeting at a later date.

Required Vote

Every holder of record of shares of common stock entitled to vote at a meeting of shareholders will be entitled to one vote for each share outstanding in his or her name on the books of the Company at the close of business on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by one or more inspectors of election, appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business.

With respect to the election of directors, a nominee for director will be elected to the Board by a vote of the majority of the votes cast. In other words, if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election then that nominee will be elected as a director. However, the directors will be elected by a plurality of the votes cast at any shareholder meeting where (i) the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Board in compliance with the advance notice requirements for shareholder nominees for director and (ii) such nomination has not been withdrawn by such shareholder on or prior to the day next preceding the date the Company first mails its notice of meeting for the Annual Meeting to the shareholders. For the Annual Meeting, none of the nominees were nominated by shareholders.

The affirmative vote of at least a majority of the votes of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter is required to approve all other matters to be voted upon at the Annual Meeting.

How Abstentions will be Treated

Abstentions will have no effect on the election of directors. For all other proposals, abstentions will have the same effect as votes against a proposal.

How Broker-Non Votes will be Treated

Your shares may be voted if they are held in the name of a brokerage firm or bank (a “Broker”), even if you do not provide the Broker with voting instructions. Brokers have the authority, under applicable rules, to vote shares on certain “routine” matters for which their customers do not provide voting instructions. The ratification of the appointment of the independent registered public accounting firm of the Company is considered a routine matter. The election of directors and the Say on Pay proposal are not considered routine matters. Broker non-votes are shares held by brokers or nominees for which instructions have not been received from the beneficial owners, or persons entitled to vote, and the Broker is barred from exercising its discretionary authority to vote the shares because the proposal is a non-routine matter. With respect to the election of directors and Say on Pay proposal, Broker non-votes will not be counted as votes for or against these proposals. Broker non-votes also will not be counted in the determination of whether the total votes cast on a proposal represents over 50% of the outstanding common stock entitled to vote on the proposal.

Advisory Proposals

Because the vote on the Say on Pay proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering future executive compensation arrangements.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of eight directors: Frank E. Collins, Esq., W. Robert Dahl, Jr., Marjorie W. Dorr, Thomas P. Gerrity, Ph.D., Thomas P. Mac Mahon, Robert A. Oakley, Ph.D., Geoffrey G. Meyers and Gregory S. Weishar. Our Certificate of Incorporation, as amended, and By-laws provide that the number of directors constituting the Board will not be fewer than three, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the Board. The Board has fixed the number of directors at eight.

The Nominating and Corporate Governance Committee has recommended that the eight directors listed in the table below be nominated for election for a one-year term expiring at the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Each of the nominees has consented to be named in this proxy statement and to serve as a member of our Board if elected. In the event that a nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board, but in no event will the proxy be voted for more than eight nominees as directors. Our management has no reason to believe that the nominees will not serve if elected. There is no family relationship between any of the current directors or persons nominated to become a director.

Our Board believes that we could benefit by expanding the size of the Board to nine and adding one additional qualified director. The Nominating and Corporate Governance Committee has not yet identified any candidates to fill this additional directorship. At such time as a qualified candidate has been identified and approved by the Nominating and Corporate Governance Committee and the Board, the Board intends to increase the size of the Board up to nine members and to appoint the candidate to fill the newly created directorship as provided in our By-laws. Any director appointed by the Board to fill a newly created vacancy would serve only until the next annual meeting of shareholders.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

The following table sets forth the name, age and position with the Company of each of the eight nominees up for election as a director of the Company:

Name	Age	Position
Frank E. Collins, Esq.	58	Director
W. Robert Dahl, Jr.	55	Director
Marjorie W. Dorr	50	Director
Thomas P. Gerrity	70	Director
Thomas P. Mac Mahon	65	Director
Geoffrey G. Meyers	67	Director, Chairman
Dr. Robert A. Oakley	65	Director
Gregory S. Weishar	57	Chief Executive Officer and Director

Nominees

Frank E. Collins, Esq. Mr. Collins has served as a director since July 31, 2007. Mr. Collins serves as Chair of the Nominating and Governance Committee of the Board and served as a member of the Compensation Committee from June 2008 to June 2009. Mr. Collins was the Senior Vice President, Legal and Administration and Secretary of Sierra Health Services, Inc. (“Sierra”) from 2001 to February 2008. Sierra was acquired by United Health Group Incorporated (“United”) in February 2008. Mr. Collins now serves as the Deputy General Counsel of United. Mr. Collins joined Sierra in 1986 as General Counsel and Secretary. From 1981 to 1986, Mr. Collins was employed by Blue Cross and Blue Shield of Kansas City, originally as Staff Legal Counsel and in early 1986 as Associate General Counsel. Mr. Collins also served as counsel for the Missouri Division of Insurance from 1979 to 1981, where he was responsible for providing legal advice on insurance and HMO-related regulatory issues. Mr. Collins received his Juris Doctor from the University of Missouri at Kansas City School of Law and is a member of the Missouri Bar Association.

As a result of Mr. Collins’ experiences as General Counsel at a public managed healthcare organization, he possesses expertise in the areas of corporate governance, human resources and regulatory compliance and brings experience in the healthcare industry.

W. Robert Dahl, Jr. Mr. Dahl has served as a director since July 24, 2008. Mr. Dahl serves as a member of the Audit Committee. Mr. Dahl is currently a private investor. He was the Chief Operating Officer of Arrowhawk Capital Partners, an investment company, from September 2009 until March 2012. Previously, from May 2007 to November 2009 he was the Vice President of Strategic Business Development and Vice Chairman of the Board of Directors of Golden Pond Healthcare, Inc. From April 1999 until June 2006, Mr. Dahl served as the head of Global Healthcare for the Carlyle Group, a leading private equity firm, where he was responsible for the firm’s investments in the healthcare field. Prior to Carlyle, Mr. Dahl served as co-head of healthcare investment banking in North America at Credit Suisse First Boston. Mr. Dahl is also a director of Amkai LLC, Applied Science, Inc., Pharm Blue LLC and Sprout Pharmaceuticals, Inc., all of which are private companies. Mr. Dahl received a BA from Middlebury College and an MBA from the Harvard Graduate School of Business Administration.

Mr. Dahl’s experience as a certified public accountant, investment banker, financial advisor and healthcare private equity investor provides him with financial literacy and expertise and knowledge of the healthcare industry, along with expertise in mergers and acquisitions.

Marjorie W. Dorr. Ms. Dorr has served as a director since January 22, 2009. Ms. Dorr serves as a member of the Compensation Committee. Ms. Dorr served as Executive Vice President and Chief Strategy Officer for WellPoint, Inc. from 2005 to 2007. Ms. Dorr held various executive positions while at WellPoint including President and Chief Executive Officer of WellPoint’s Northeast Region SBU, where she was responsible for operations in several states. Ms. Dorr joined WellPoint through the merger in 2004 of WellPoint and Anthem, Inc. At the time of the merger, Ms. Dorr served as President of Anthem Blue Cross and Blue Shield’s East region. Ms. Dorr received her bachelor of business administration degree from the University of Iowa and her master of business administration degree from the University of Chicago Graduate School of Business.

Ms. Dorr’s experience as a senior executive of a large health benefits company equips her with expertise in pharmacy reimbursement practices and strategic planning.

Thomas P. Gerrity, Ph.D. Mr. Gerrity has served as a director since July 31, 2007. Mr. Gerrity serves as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Gerrity served as interim Chair of the Audit Committee from November 2007 to March 2008. Mr. Gerrity was the Dean of the Wharton School of the University of Pennsylvania from July 1990 to June 1999. Since then he has been Professor of Management and Dean Emeritus at the Wharton School of the University of Pennsylvania. Mr. Gerrity also serves as a director of Internet Capital Group, Inc. and served as a member of the Corporation of the Massachusetts Institute of Technology from 2001-2011. Mr. Gerrity is the Chairman of the Board of Arden Fund I, a private real estate investment fund managed by the Arden Group in Philadelphia, Pennsylvania. Mr. Gerrity served as a director of Sunoco, Inc. from 1990 to May 2010. Mr. Gerrity served as a director of Federal National Mortgage Association (“Fannie Mae”) from September 1991 until December 2006. He was also a director of Knight-Ridder, Inc. from 1998 to 2006; CVS Corporation from 1995 to 2007; and Hercules, Inc. from 2003 to 2008. Mr. Gerrity also served as Chief Executive Officer for 19 years at The Index Group, a leader in consulting to many corporations regarding IT strategy and overall corporate strategy and change management.

Mr. Gerrity, by virtue of his top management experience, his strategy consulting expertise, and his positions at the University of Pennsylvania, and by virtue of his education, possesses financial literacy and expertise, as well as strategic planning and management, information systems and technology, organizational change management and corporate governance experience.

Thomas P. Mac Mahon. Mr. Mac Mahon has served as a director of the Board since July 31, 2007. Between July 31, 2007 and December 31, 2010, Mr. Mac Mahon served as Chairman of the Board. He is currently chairman of the Compensation Committee. Mr. Mac Mahon has served as a director of the Laboratory Corporation of America Holdings (“LabCorp”) since 1995. In addition, Mr. Mac Mahon served as a non-executive Chairman of the Board of LabCorp from January 2007 to May 2009; Executive Chairman of the Board from April 1996 to December 2006; and Vice-Chairman of the Board from April, 1995. From January 1997 until his retirement in December, 2006, Mr. Mac Mahon served as President and Chief Executive Officer and a member of the Executive and Management Committees of LabCorp. Mr. Mac Mahon was Senior Vice President or Hoffmann La Roche, Inc. from 1993 to December 1996 and President of Roche Diagnostics Group and a director and member of the Executive Committee of Hoffmann La Roche from 1988 to December 1996. Mr. Mac Mahon is a director and Corporate Governance Committee Chairperson of Express Scripts, Inc., was a director of Golden Pond Healthcare from November 2007 to November 2009, and is a member of the Board of SynapDx Corporation.

Mr. Mac Mahon’s experience as a former Chief Executive Officer and Chairman of the Board, and as a board member at premier clinical laboratory and pharmacy benefits management services companies provides him with in-depth knowledge of the healthcare and pharmacy services and distribution industries. Mr. Mac Mahon, by virtue of his previous senior-level executive positions and current board experiences, possesses executive compensation experience.

Geoffrey G. Meyers. Mr. Meyers has served as a director since November 17, 2009 and as Chairman of the Board since January 1, 2011. On February 1, 2010, Mr. Meyers became a member of the Nominating and Governance Committee. Mr. Meyers also serves as a member of the Audit Committee. Mr. Meyers is the retired Chief Financial Officer and Executive Vice President and Treasurer for Manor Care, Inc. where he had responsibility for administration and financial management from 1988 until 2006 and was a director of Health Care and Retirement Corp., a predecessor of Manor Care, Inc., from 1991 to 1998. Mr. Meyers has been a director of HCA Holdings, Inc. and Chairman of is audit committee since March 2011. Mr. Meyers is also the Chairman of the Board of the Trust Company of Toledo, a northwestern Ohio trust bank. He received his BA from Northwestern University and his MBA from The Ohio State University.

Mr. Meyers has over two decades of experience in the long term care industry, which provides us with valuable insight into the needs and operations of our customer base. Having served as the Chief Financial Officer of a large public company he also has expertise in finance and accounting matters, investor relations, human resources, information technologies, purchasing, corporate communications, risk management, reimbursement, strategic planning and development and acquisitions.

Robert A. Oakley, Ph.D. Mr. Oakley has served as a director since March 24, 2008. Mr. Oakley serves as the Chairman of the Audit Committee. In 2003, Mr. Oakley retired after more than 25 years service with the Columbus, Ohio-based Nationwide Companies, one of the largest diversified insurance and financial services organizations in the world. Mr. Oakley served on the boards of Ohio Casualty Corporation from March 2003 to September 2008, First Mercury Financial Corporation from January 2008 to August 2009 and the Physicians Assurance Corporation from January 2008 to August 2009. He received his BS from Purdue University and both an MBA and Ph.D. in Finance from The Ohio State University.

Mr. Oakley possesses financial literacy and expertise from his experiences as a former Chief Financial Officer and chair of audit committees at leading insurance and financial services companies, along with expertise in investor relations, risk management and strategic planning.

Gregory S. Weishar. Mr. Weishar has served as our Chief Executive Officer since January 14, 2007. He has over 20 years experience in the pharmacy services industry. Prior to joining the Company, he was Chief Executive Officer and President of PharmaCare Management Services, a prescription benefit management firm and a wholly-owned subsidiary of CVS Corporation, from 1994.

Mr. Weishar has substantial senior executive experience in the pharmacy services industry and as Chief Executive Officer of the Company has intimate knowledge of our industry and business.

Recommendation of Our Board of Directors

Our Board recommends a vote FOR the eight directors listed above to hold office until the 2013 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

Required Vote

A nominee for director will be elected to the Board by a vote of the majority of the votes cast.

CORPORATE GOVERNANCE

Meetings

During 2011, the Board held a total of eighteen regular meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board during the period which he/she was a director and (ii) the total number of meetings of all Board Committees on which he/she served during the period which he/she was a director. The non-management members of the Board have met in executive session at all of the regularly scheduled meetings of the Board. In addition, if this group of non-management directors includes directors who do not satisfy the independence requirements of the New York Stock Exchange (the “NYSE”), an executive session including only “independent” directors is scheduled at least once a year. The non-executive Chairman of the Board presides at meetings of the non-management directors and independent directors to the extent that he is present at the meetings.

It is the policy of the Board to encourage its members to attend the Company’s Annual Meeting of Shareholders. All of the Company’s directors attended the Company’s 2011 Annual Meeting of Shareholders in person, except for Mr. Collins who was available by phone and attended the Board and Committee meetings held in connection with the Annual Meeting of Shareholders by telephone.

Board Committees

The Board has three standing Committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee setting forth the responsibilities of the committees can be found under the “For Investors—Corporate Governance” section of our website at www.pharmerica.com and such information is also available in print to any shareholder who requests it through our Investor Relations department. We periodically review and revise the committee charters. A summary of the composition of each committee and its responsibilities is set forth below.

Name	Audit	Nominating and Corporate Governance	Compensation
Frank E. Collins, Esq.	—	Chairman
W. Robert Dahl, Jr.	Member	—	—
Marjorie W. Dorr	—	—	Member
Thomas P. Gerrity, Ph.D.	—	Member	Member
Thomas P. Mac Mahon	—	—	Chairman
Geoffrey G. Meyers	Member	Member	—
Robert A. Oakley, Ph.D.	Chairman	—	—
Gregory S. Weishar	—	—	—

Audit Committee

The Company has a standing Audit Committee established by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The

Audit Committee held a total of eight meetings in 2011. The Board has determined that Mr. Dahl, Mr. Meyers and Mr. Oakley are each qualified as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that they are “independent” within the meaning of the listing standards of the NYSE and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) relating to directors serving on audit committees.

Compensation Committee

The Compensation Committee is responsible for administering the Company’s executive and director compensation programs, including executive base salaries, bonuses, performance based awards and other equity awards, and for administering the Company’s equity compensation plans. Pursuant to its charter, the Compensation Committee has authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate. The Compensation Committee held a total of nine meetings in 2011. The Compensation Committee reviews periodic reports from the CEO and other officers as to the performance and compensation of the officers, employees and directors.

Pursuant to its charter, the Compensation Committee has the sole authority, at the Company’s expense, to retain and terminate a consulting firm to assist in the evaluation of director, CEO or executive officer compensation, and in furtherance thereof to retain legal counsel and other advisors.

Since April 2008, the Compensation Committee has retained Frederic W. Cook & Co. (“Cook”) to serve as the Company’s outside compensation consultant with respect to setting each year’s executive compensation. See the discussion under “Compensation Discussion and Analysis” for more information on Cook’s role in assisting the Company with its compensation policies and programs.

Cook is retained only by the Compensation Committee to assist in the determination, amount and form of executive and non-employee director compensation. Neither Cook nor any of its affiliates provides any additional services to the Company or its affiliates.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee of the Board is to (i) identify individuals qualified to become members of the Board (consistent with criteria approved by the Board); (ii) select, or recommend that the Board select, the director nominees for the next annual meeting of shareholders and nominees to fill vacancies on the Board; (iii) develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; (iv) oversee the evaluation of the Board, its committees and management; and (v) oversee, in concert with the Audit Committee, compliance rules, regulations and ethical standards for the Company’s directors, officers and employees, including corporate governance issues and practices. While the Nominating and Corporate Governance Committee has no formal process for identifying nominees, if it is deemed appropriate, the Nominating and Corporate Governance Committee may consider candidates recommended by any other source, including shareholders and business and other organizational networks. The Nominating and Corporate Governance Committee may retain and compensate third parties, including executive search firms, to identify or evaluate candidates for consideration. The Nominating and Corporate Governance Committee held four meetings in 2011.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Shareholders wishing to suggest a candidate for director for inclusion in the Company’s proxy statement must submit a written notice to the Company’s Corporate Secretary at PharMerica Corporation, 1901 Campus Place, Louisville, Kentucky 40299. The written notice must include:

(1)	The name, address, and telephone number of the shareholder who is recommending a candidate for consideration;

(2)	The class and number of shares of the Company which the recommending shareholder owns;

(3)	The name, address, telephone number and other contact information of the candidate;

(4)	The consent of each candidate to serve as director of the Company if so elected;

(5)	The candidate’s knowledge of matters relating to the Company’s industry, the candidate’s experience as a director or senior officer of other public or private companies and the candidate’s educational and work background;

(6)	The candidate’s involvement in legal proceedings within the past five years; and

(7)	The candidate’s and the candidate’s family members’ relationship with the Company, the Company’s competitors, creditors or other persons with special interests regarding the Company.

In considering candidates recommended by shareholders, the Nominating and Corporate Governance Committee will use the same evaluation criteria and process as that used by the Nominating and Corporate Governance Committee for other candidates. The Nominating and Corporate Governance Committee evaluates the candidates in accordance with its Policy for Evaluation for Nominees to the Board of Directors, which sets forth the following factors to be considered:

•	Whether the candidate is “independent” and does not, and has not, had a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

•	Whether the candidate is an “audit committee financial expert” and/or “financially literate”;

•

Whether the candidate has the personal attributes necessary for successful service on the Board, such as character and integrity, a high level of education and business experience, broad based business acumen, an understanding of the Company’s business and the institutional pharmacy industry generally, strategic thinking, a willingness to share ideas, a network of contacts and diversity of experiences and expertise;

•	Whether the candidate has been the chief executive officer or a senior executive officer of a public company or another complex organization;

•

Whether the candidate serves on other boards of directors; directors employed in a full-time position may not sit on the boards of directors of more than two other public companies and directors employed part-time or full-time in academia may not sit on the boards of directors of more than three other public companies. There is no limit on the number of non-public company boards on which directors may sit;

•	Whether the candidate will add value to the Board or a committee thereof by virtue of particular knowledge, experience, technical expertise, specialized skills or contacts;

•	Whether the candidate, if an existing director, is suitable for continued service;

•	Whether the candidate is under the age of 75;

•	Whether the candidate’s responses to the directors and officers questionnaire reveal areas of potential problems or concerns; and

•	Whether there are any other relevant issues with respect to the candidate.

The Policy for Evaluation for Nominees to the Board of Directors specifies that diversity of experiences and expertise is a factor to be considered by the Nominating and Governance Committee in the director identification and nomination process. The Nominating and Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Board Independence

Our Corporate Governance Guidelines provide for director independence standards consistent with those of the NYSE and the federal securities laws. These standards require the Board to affirmatively determine that each “independent” director has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) other than as a director. The Board has determined that the following directors are “independent” as required by the NYSE listing standards and the Company’s Corporate Governance Guidelines: Mr. Collins, Mr. Dahl, Ms. Dorr, Mr. Gerrity, Mr. Mac Mahon, Mr. Meyers, and Mr. Oakley.

All members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors as defined in the NYSE listing standards and in the standards in the Company’s Corporate Governance Guidelines.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Mr. Mac Mahon, who serves as Chair, Ms. Dorr, and Mr. Gerrity, each of whom is independent under NYSE listing standards. None of the members of the Compensation Committee is a former or current officer or employee of the Company or has any interlocking relationship as set forth in SEC rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations from officers and directors of the Company that no other reports were required, during the year ended December 31, 2011, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis except for a Form 4 report filed by each of Thomas Caneris, Anthony Hernandez and Robert McKay on April 1, 2011 to report the acquisition of shares of the company’s common stock on March 1, 2011, and a Form 4 report filed by each of Gregory Weishar, Suresh Vishnubhatla, William Monast, Robert McKay, Thomas Caneris, Anthony Hernandez, Berard Tomassetti and Michael Culotta on April 1, 2011, to report the acquisition of shares of the company’s common stock on March  25, 2011.

Code of Ethics

The Company has a Code of Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer.

The Code of Conduct and Ethics is available on the Company’s website at www.pharmerica.com and may also be obtained in print upon request from the Company’s Secretary. The Company will post amendments to or waivers from the Code of Conduct and Ethics to the extent applicable to the Company’s principal executive officer, principal financial officer and principal accounting officer on its website.

Corporate Governance Guidelines

The Board has adopted the PharMerica Corporation Corporate Governance Guidelines (the “Guidelines”). The Guidelines reflect the principles by which the Company will operate. The Guidelines cover various topics, including, but not limited to, Board size, director independence and other qualification standards, Board and committee composition, Board operations, director compensation and continuing education, director responsibilities, management succession, and annual performance evaluations. A copy of the Guidelines is available at the Company’s website at www.pharmerica.com and may also be obtained in print upon request from the Company’s Secretary.

Board Leadership Structure and Role in Risk Oversight

The Company’s Board is comprised of eight directors, seven of whom are considered “independent.” Our Chief Executive Officer, Gregory S. Weishar, is our only employee-director. Outside director Geoffrey G. Meyers serves as Chairman of the Board. The Board delegates certain duties as described above to its Audit, Nominating and Corporate Governance, and Compensation Committees. The Chairmen of these committees, respectively, are independent directors Robert A. Oakley, Frank E. Collins and Thomas P. Mac Mahon. We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board is responsible for leading the Board in the execution of its fiduciary duties. The Chairman presides over meetings of the full Board.

The full Board is responsible for the Company’s risk oversight process. The Board delegates to appropriate committees the oversight of particular subject areas of risk that are under the purview of those committees. For example, financial risk is overseen by the Audit Committee, while utilizing compensation strategies addressing Section 162(m) of the Internal Revenue Code is within the purview of the Compensation Committee. Strategic risks are overseen by the full Board. The Board (or appropriate Committee) receives regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory compliance, and strategic risk. The chairman of each committee reports to the full Board during the committee reports portion of the next Board meeting each of the material matters considered by the committee. This reporting process enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of the Board’s risk oversight responsibilities it has established an enterprise risk management program, which at the management level, is overseen by the chief financial officer. Enterprise risks are identified and prioritized by management and the Board and a mitigation plan is developed. Management regularly reports on risk mitigation to the relevant committee or the Board. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or committee.

Communication with the Board of Directors

It is the policy of the Company to facilitate communications of shareholders with the Board. Communications to the directors must be in writing and sent Certified Mail to the Board of Directors c/o the Executive Vice President and Chief Financial Officer to the Company’s headquarters at PharMerica Corporation, 1901 Campus Place, Louisville, Kentucky 40299. All communications must be accompanied by the following information:

•	if the person submitting the communication is a shareholder, a statement of the type and amount of shares of the Company that the person holds;

•

if the person submitting the communication is not a shareholder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in the Company; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

The following types of communications are not appropriate for delivery to Directors under the Company’s policy:

•

communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to shareholders or other constituencies of the Company (such as employees, members of the communities in which the Company operates its businesses, customers and suppliers) generally;

•	communications that advocate the Company engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	communications that have no rational relevance to the business or operations of the Company.

Upon receipt, each communication will be entered into an intake record maintained for this purpose, including the name of the person submitting the communication, the date and time of receipt of the communication, the information concerning the person submitting the communication required to accompany the communication and a brief statement of the subject matter of the communication. The record will also indicate the action taken with respect to the communication. The personnel responsible for receiving and processing the communications will review each communication to determine whether the communication satisfies the procedural requirements for submission under the Policy and Procedures for Stockholder Communication with Directors and the substance of the communication is of a type that is appropriate for delivery to the directors under the criteria set forth above. Communications determined to be appropriate for delivery to directors will be assembled by the responsible personnel for delivery and delivered to the directors on a periodic basis, generally in advance of each regularly scheduled meeting of the Board. Communications directed to the Board as a whole, but relating to the area of competence of one of the Board’s committees, will be delivered to that committee, with a copy to the Chairman of the Board.

DIRECTOR COMPENSATION FOR 2011

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended December 31, 2011.

Name	Fees Paid in Cash Earned in 2011	Stock Awards (1)(2)	Option Awards (1)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Total
Frank E. Collins (3)	$85,000	$80,003	$—	$809	$165,812
W. Robert Dahl, Jr. (3)(4)	$83,000	$80,003	$—	$39,274	$202,277
Marjorie W. Dorr (3)(4)	$79,000	$80,003	$—	$14,679	$173,682
Thomas P. Gerrity, Ph.D. (3)	$89,000	$80,003	$—	$—	$169,003
Thomas P. MacMahon (3)	$91,500	$80,003	$—	$—	$171,503
Daniel N. Mendelson (3)(5)	$26,000	$—	$—	$(8,036)	$17,964
Geoffrey G. Meyers (3)	$126,233	$80,003	$—	$—	$206,236
Robert A. Oakley, Ph.D. (3)	$98,000	$80,003	$—	$—	$178,003

(1)	All stock awards are restricted stock awards and are in shares of the Company’s common stock and all options are to purchase shares of the Company’s common stock. These amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The assumptions used in calculating the amounts are discussed in Note 9 of the Company’s audited financial statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 9, 2012.

(2)	The table below sets forth the grant date fair value of each equity award granted in 2011 computed in accordance with FASB ASC Topic 718:

	Restricted Stock		Stock Options
Name	Number of Awards Granted in 2011	Grant Date Fair Value	Number of Awards Granted in 2011	Grant Date Fair Value
Frank E. Collins	7,273	$80,003	$—	$—
W. Robert Dahl, Jr.	7,273	$80,003	$—	$—
Marjorie W. Dorr	7,273	$80,003	$—	$—
Thomas P. Gerrity, Ph.D.	7,273	$80,003	$—	$—
Thomas P. Mac Mahon	7,273	$80,003	$—	$—
Geoffrey G. Meyers	7,273	$80,003	$—	$—
Robert A. Oakley, Ph.D.	7,273	$80,003	$—	$—

(3)	The table below sets forth the aggregate number of shares of restricted stock and the aggregate number of stock options held by each non-employee director as of December 31, 2011:

	Aggregate Awards Outstanding at December 31, 2011
Name	Restricted Stock	Stock Options
Frank E. Collins	8,722	15,424
W. Robert Dahl, Jr. (6)	19,997	9,568
Marjorie W. Dorr (6)	14,314	13,831
Dr. Thomas P. Gerrity	8,722	15,424
Thomas P. Mac Mahon	8,722	15,424
Geoffrey G. Meyers (6)	8,306	29,268
Dr. Robert A. Oakley	8,722	13,600
Daniel N. Mendelson (5)	—	15,424

(4)	All Board of Director cash fees earned in fiscal year 2011 for W. Robert Dahl, Jr. and Marjorie W. Dorr were deferred at the Director’s election per his/her deferred fee agreement.

(5)	Daniel Mendelson did not stand for re-election at the Annual Meeting of Shareholders in 2011. Therefore, fees paid in cash in 2011 represent amounts earned prior to the annual meeting on June 10, 2011. All restricted stock awards were vested upon Mr. Mendelson’s departure from the Board of Directors. All outstanding option awards at December 31, 2011 represent awards granted prior to the annual meeting on June 10, 2011, and will expire on June 10, 2012.

(6)	The following Board of Director restricted stock grants in 2011 for the following Directors were deferred at the Director’s election per his/her deferred fee agreement: W. Robert Dahl, Jr., 19,997; Marjorie W. Dorr, 12,166; and Geoffrey G. Meyers, 7,273.

Our compensation program for non-employee members of the Board is as follows:

Annual Retainer—Each director receives an annual retainer of $35,000. Directors may, in their discretion, elect to receive the annual retainer, in whole or in part, in cash or shares of the Company’s common stock.

Chairman Retainer—The Chairman of the Board currently receives an additional retainer of $30,000 per year.

Committee Chair Retainer—The Chairman of the Nominating and Governance Committee and the Chairman of the Compensation Committee each currently receive an additional annual retainer of $10,000. The Chairman of the Audit Committee currently receives an additional annual retainer of $15,000.

Board Meeting Fee—Directors receive $2,000 for each meeting of the Board attended.

Committee Meeting Fee—Committee members receive $1,500 for each committee meeting attended.

Initial Stock Option Grant—Upon joining the Board, each director receives a one-time award of stock options valued at $120,000. The stock options vest in three equal annual installments and expire on the seventh anniversary of the grant date.

Annual Restricted Stock Grant—Each director receives an annual award of restricted stock valued at $80,000. The restricted stock issued prior to January 1, 2010 vests in three equal annual installments. The restricted stock issued after January 1, 2010 vests the earlier of the first anniversary of the grant date or the next annual shareholder meeting.

Exceptions—Gregory Weishar, as a member of management, does not receive separate compensation for service on the Board.

Deferred Compensation—In 2008, we adopted the PharMerica Corporation Deferred Fee Plan for Directors. Under the plan, directors may elect to defer up to 100% of their cash fees and their stock fees in any one year. If a director elects to defer his/her restricted stock grant, the stock will be deferred as it vests. The minimum deferral period for an “in-service” distribution of any deferred amount is five years from the end of the year to which each such deferred fee agreement relates. Cash and stock deferred pursuant to the plan may, at the director’s election in his/her deferred fee agreement, be distributed in a lump-sum or in up to ten annual installments. Notwithstanding the foregoing, in each deferred fee agreement, a director may elect to commence distributions of all deferred cash and stock earlier, in the event of a separation from service, the death or disability of the director, or upon a change in control of the Company.

Deferred amounts are recorded in the form of bookkeeping entries only. Deferred cash bookkeeping accounts will be adjusted for gains or losses based on investment elections made by the director. A director may choose to “invest” their deferred cash amounts in the same general investments offered under the PharMerica

Corporation 401(k) Retirement Savings Plan. Directors may change their investment elections at any time. Deferred stock fees will be paid out of the plan in the form of shares of stock, which shall remain issued and outstanding until distributed to the director pursuant to his deferred fee agreement. Deferred amounts are unfunded and the directors would be unsecured creditors of the Company if the Company became insolvent or otherwise unable to pay the balances due under the plan.

Stock Ownership Guidelines—We encourage our directors to own stock in the Company. The Compensation Committee adopted stock ownership guidelines to align long-term interests of directors with those of our shareholders and provide a continuing incentive to foster the Company’s success. The stock ownership guidelines became effective July 1, 2008 for directors. Under the stock ownership guidelines, directors are expected to own Company stock in the amount of 400% of their annual retainer (exclusive of board meeting fees). A director has four years from the date of the adoption of the guidelines to accumulate the targeted ownership level. If the director joined the Company’s board after the adoption of the guidelines, the director has fours years from his start date to accumulate the target ownership level. The following count towards meeting the stock ownership guidelines: all shares and vested options held and all unvested restricted shares and stock options that vest within sixty days of any date of determination. Shares are valued at fair market value and options are valued at the spread between the exercise price and the fair market value of the underlying shares.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Officers

The following table sets forth information with respect to executive officers of the Company as of April 17, 2012.

Name	Age	Position
Gregory S. Weishar	57	Chief Executive Officer and Director
Michael J. Culotta	57	Executive Vice President and Chief Financial Officer
William E. Monast	52	Executive Vice President of Sales and Client Management
Robert A. McKay	50	Senior Vice President of Purchasing and Trade Relations
Thomas A. Caneris	49	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Anthony A. Hernandez	46	Senior Vice President of Human Resources
Suresh Vishnubhatla	43	Senior Vice President and Chief Technology Officer
Berard E. Tomassetti	56	Senior Vice President and Chief Accounting Officer

Set forth below are the names, positions held and business experience, including during the past five years, of the Company’s executive officers. Officers serve at the discretion of the Board. There is no family relationship between any of the directors, nominees to become a director or executive officers.

Gregory S. Weishar. Mr. Weishar has served as our Chief Executive Officer since January 14, 2007. He has over 20 years experience in the pharmacy services industry. Prior to joining the Company, he was Chief Executive Officer and President of PharmaCare Management Services, a prescription benefit management firm and a wholly-owned subsidiary of CVS Corporation, since 1994.

Michael J. Culotta. Mr. Culotta has served as our Executive Vice President and Chief Financial Officer since July 2007. Prior to joining the Company, Mr. Culotta served as Chief Financial Officer of LifePoint Hospitals, Inc. since November 2001. Prior to joining LifePoint, Mr. Culotta served as a partner and healthcare area industry leader for the southeast area at Ernst & Young LLP. Mr. Culotta was with Ernst & Young LLP for over 24 years, and was a partner there for over 12 years.

William E. Monast. Mr. Monast has served as our Executive Vice President of Sales and Client Management since July 2010. He had previously served as our Executive Vice President, Operations from April 2009 to June 2010. Prior to joining the Company, Mr. Monast served as Executive Vice President, Sales of Apria Healthcare Group Inc. (“Apria”) from September 2007. Mr. Monast joined Apria in 1997 as a regional sales manager in the Northeast. In the ensuing decade, he held progressively more responsible roles in both sales and operations in the Northeast and Eastern Divisions. Prior to joining Apria, Mr. Monast served as director of sales for Fresenius Medical Care, a national provider of dialysis and homecare services.

Robert A. McKay. Mr. McKay has served as our Senior Vice President of Purchasing and Trade Relations since July 2010. He had previously served as Senior Vice President of Sales and Marketing from July 2007 to June 2010. Prior to joining the Company in July 2007, Mr. McKay was Vice President of Marketing and Trade Relations for PharmaCare Management Services, a prescription benefit management firm and a wholly-owned subsidiary of CVS Corporation and held various positions with PharmaCare since 1995. Mr. McKay is a retired United States Army officer.

Thomas A. Caneris. Mr. Caneris has served as our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary since August 2007. Prior to joining the Company, Mr. Caneris served as counsel to Convergys Corporation from September 2004. Prior to that he was Commercial Affairs Counsel at AK Steel Corporation from April 1998 to September 2004.

Anthony A. Hernandez. Mr. Hernandez has served as our Senior Vice President of Human Resources since July 2007. Prior to joining the Company, Mr. Hernandez served as Senior Vice President of Human Resources for Citigroup’s Home Equity business. Mr. Hernandez was affiliated with Citigroup for over 14 years.

Suresh Vishnubhatla. Mr. Vishnubhatla joined the Company in March 2011 as Senior Vice President and Chief Technology Officer. Prior to joining the Company, he served as Senior Vice President and Chief Technology Officer of Millennium Pharmacy Systems, Inc. from January 2007. Prior to joining Millennium Pharmacy Systems, Inc., Mr. Vishnubhatla held various positions with BodyMedia, Inc. from 2000 to 2006, finally serving as Senior Vice President, Products.

Berard E. Tomassetti. Mr. Tomassetti has served as our Senior Vice President and Chief Accounting Officer since July 2007. Prior to joining the Company, Mr. Tomassetti served as the Chief Financial Officer of the Kindred Healthcare, Inc. (“Kindred”) pharmacy business for over 6 years. Prior to joining Kindred’s pharmacy business, Mr. Tomassetti was affiliated with Aperture, a credentials verification organization. Mr. Tomassetti was an auditor with Ernst & Young LLP for 7 years.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation program is primarily structured to be competitive within the institutional pharmacy industry and focus our executives on profitability, achieving cost savings and providing quality services to our customers and to provide transparency to both our employees and shareholders. The Compensation Committee has adopted a compensation strategy in which total direct compensation is generally targeted at the market median. Market median compensation is expected to be achieved through a combination of below median base salary and above median annual and long-term incentive opportunities. This approach supports the Company’s pay-for-performance philosophy by providing a compensation package that is generally weighted toward variable, performance-based incentives, thus ensuring a high degree of accountability at the senior levels of the organization.

The three primary elements of compensation used to support the above goals are base salary, annual cash incentive awards and long-term incentive awards. In 2011, our compensation strategy targeted total direct compensation (base salary, target annual cash incentive awards and present value of long-term incentive awards) at the market median, achieved through a combination of below median base salaries and median to 75th percentile target annual bonus and long-term incentive opportunities.

PharMerica had a strong 2011 as the Company focused on improving client retention and operating margins. The Company reported adjusted EBITDA, a non-GAAP measure, of $98.5 million for 2011, as compared to $78.5 million for 2010. As the threshold adjusted EBITDA level under the 2011 annual incentive plan was $70.5 million, payouts were made under the 2011 annual incentive plan. No payouts were made under the 2009-2011 LTI Plan. Threshold adjusted EBITDA under the 2009-2011 long-term incentive plan was $105 million for all the named executives. With respect to the Chief Executive and Executive Vice Presidents, the 2009-2011 LTI Plan also contained ROIC goals. The Company had achieved ROIC of 6.8%, which was below the Threshold of 7% under said Plan and resulted in no payout for this component under the 2009-2011 LTI Plan.

The Compensation Committee is composed solely of independent directors. Over the years, the Company has adopted many contemporary “best practices”. These include the following changes the Company and its CEO agreed to with respect to the CEO’s revised employment agreement the term of which commenced January 1, 2011:

•	Elimination of excise tax gross-up for change in control related payments

•	Adoption of “double trigger” equity vesting in the event of a change in control for future equity awards

•	Adoption of a clawback provision; and

•	Adoption of the following severance practices for involuntary termination without “cause” or voluntary termination with “good reason” in non-change in control situations

•	Reduction in non-change in control severance multiple from 3X to 2X

•

Conditioning severance payments and equity vesting on compliance with restrictive covenants (i.e., non-compete, non-solicitation, confidentiality and non-disparagement); cessation of severance payments and other benefits if CEO violates restrictive covenants

•	Changing timing of severance from lump sum to installment payments over a 24-month period as a means to enforce restrictive covenants

With respect to the other Named Executives, the employment agreements contain features such as double trigger equity vesting in the event of a change in control and 1X to 1.5X severance multiples change of control.

The Company also prohibits the hedging of its securities by Named Executive Officers, as well other Section 16 Officers and non-employee directors.

We believe the total direct compensation our Named Executives received in fiscal year 2011 as set forth in the Summary Compensation Table for 2009-2011 on page 27 is consistent with and reflects our compensation objectives.

Introduction

The Compensation Committee of the Board of Directors is principally responsible for reviewing and administering the Company’s compensation policies and practices regarding the executive officers. The Compensation Committee is composed of three members, each of whom is (i) an independent director, (ii) qualified as a “non-employee director,” as defined under Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) qualified as an “outside director” under Section 162(m) of the Internal Revenue Code. Pursuant to the terms of the Compensation Committee’s written charter, which has been approved by the Board and is reviewed annually to ensure that it properly reflects the Compensation Committee’s responsibilities, the Compensation Committee has the authority to establish the compensation structure for the Company’s executive officers. The Compensation Committee makes its decisions after extensive review and consideration.

This Compensation Discussion and Analysis provides information on our executive compensation philosophy, how and why compensation decisions are made and how the decisions align with the Company’s and individual performance.

Cook has served as the Compensation Committee’s outside Compensation Consultant since April 2008. Cook assisted the Compensation Committee in setting 2011 compensation levels and developing the structure of various incentive plans, providing the Committee with information on emerging trends and regulatory developments in executive compensation and analyzing the effect of Sections 280G and 4999 of the Internal Revenue Code on the Company and its executives. Cook has recently assisted the Company in establishing its 2012 Compensation program. In its role as outside consultant, Cook provides the Compensation Committee with objective analyses, advice and information with respect to CEO and other executive compensation. Cook maintains no other direct or indirect business relationships with the Company.

As used in this Compensation Discussion and Analysis and throughout this Proxy Statement, the Named Executives are the following executives: Mr. Weishar, our Chief Executive Officer, Mr. Culotta, our Executive Vice President and Chief Financial Officer, Mr. Monast, our Executive Vice President of Sales and Client Management, Mr. McKay, our Senior Vice President of Purchasing and Trade Relations and Mr. Caneris, our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary.

Executive Compensation Program Objectives

Our executive compensation program is designed to balance our overall compensation philosophy of promoting programs that are simple and flexible, and sufficiently robust to permit us to attract and retain a high quality and stable executive management team. Our executive compensation program is primarily structured to be competitive within the institutional pharmacy industry and focus our executives on profitability, achieving cost savings and providing quality services to our customers and to provide transparency to both our employees and shareholders. Each of these performance objectives is critical to our success.

The goals of our executive compensation program are to:

•

provide competitive and fiscally responsible compensation that enables us to successfully attract and retain highly-qualified executives with the leadership skills and experience necessary to promote our long-term success;

•

provide incentive compensation that places an emphasis on financial performance, thereby ensuring a strong correlation between the achievement of critical financial and strategic objectives and realized compensation; and

•	provide an appropriate link between compensation and the creation of shareholder value through awards tied to our long-term performance and share price appreciation.

The three primary elements of compensation used to support the above goals are base salary, annual cash incentive awards and long-term incentive awards:

•

Base Salaries. The objective of base salary is to provide a baseline compensation level that delivers current cash income to the Named Executives and reflects their job responsibilities, experience and value to the Company.

•	Annual Cash Incentive Awards. This component of the compensation program rewards corporate, group and individual performance against pre-established annual goals.

•

Long-Term Incentive Awards. Our long-term incentive program is designed to align the interests of our Named Executives with those of our shareholders by motivating these officers to manage the Company in a manner that fosters long-term performance, as reflected in stock price appreciation and achievement of profitability objectives. Long-term incentives also serve as essential tools to promote executive retention through time-based vesting requirements.

We also provide benefits and perquisites to our Named Executives; however, perquisites are an insignificant part of our ongoing program.

Benchmarking Process

As discussed above, we have targeted Named Executives’ total direct compensation to fall within the median range for equivalent positions at peer group companies after adjusting for company size. The actual positioning of target compensation for individual executives may range above or below the median based on executive skill set experience and performance, as well as responsibilities of the roles compared to similar positions in the market.

For 2011 compensation planning purposes, the Compensation Committee approved the use of a peer group composed of 13 companies that are relatively comparable in size as measured by annual revenue, operate within the same general industry space, or are competitors for customers and/or executive talent. The 2011 peer group consists of the following companies:

Amedisys, Inc.

Bioscript

Catalyst Health Solutions, Inc./formerly Healthextras, Inc.

Gentiva Health Services

HealthSouth Corporation

Henry Schein, Inc.

Invacare Corporation

Kindred Healthcare

Magellan Health Services, Inc.

Omnicare, Inc.

PSS World Medical, Inc.

Res-Care

Universal American Corporation

Our revenues were between the 25th percentile and median of the peer companies as of October 31, 2011. In 2012, the peer group was modified to add Fred’s, Inc. due to its significant pharmacy operations and similar financial position to the Company, and remove Res-Care due to acquisition.

Components of the Executive Compensation Program

Our Named Executive compensation program consists of base salary, annual cash incentives and long-term incentives. For our Named Executives, our program is structured so that variable, or “at risk,” compensation are targeted to range from approximately 68% to 78% of total compensation. This ensures that the executives with the highest degree of responsibility to shareholders are held most accountable for results and changes in shareholder value.

Base Salary

Base salaries for our Named Executives were generally targeted in the 25th percentile to median range for equivalent positions at the peer group companies after adjusting for company size. Actual salary for individual executives is positioned to reflect differences in job content, performance and experience. Competitive base salaries are essential to attracting and retaining executive management talent, and also serve to mitigate pressure that might otherwise exist to support high-risk business strategies if base salary was set materially below market rates.

Mr. Weishar’s compensation in the 2011 calendar year was based on the employment agreement effective January 1, 2011, which provided for a base salary of no less than $750,000, an amount individually negotiated between the Compensation Committee and Mr. Weishar and which represented a 1.6% increase over his 2010 base salary.

The Compensation Committee reviews base salaries at least annually and more frequently when promotions or changes in responsibility occur within our executive management. Salary increases are generally based on factors such as competitive market data, assessment of individual performance, promotions, level of responsibility, skill set relative to external counterparts, general economic conditions and input from our CEO for Named Executives other than himself. A merit increase budget of 2% was adopted for 2011 for executives and employees (other than Named Executives). For 2011, each of the other Named Executives received a 2% base salary increase.

Annual Cash Incentives

Pursuant to the Company’s annual incentive program, our Named Executives have the opportunity to earn annual cash incentives for meeting annual performance goals. The Company utilizes cash incentives as a method of tying a portion of annual compensation to our annual financial performance, as well non-financial objectives that are expected to lead to increases in long-term shareholder value. The specific objective performance criteria that must be obtained in order for bonuses to be paid are established each year by the Compensation Committee and are subject to change from year to year.

Mr. Weishar

In 2011, the incentive opportunity for Mr. Weishar was based upon on an incentive formula tied to our adjusted EBITDA, a non-GAAP measure, which is equal to our earnings before interest, taxes, integration, merger and acquisition related costs and other charges, depreciation and amortization expense, impairment charges of intangibles, and other accounting principle changes. Adjusted EBITDA was selected as the objective performance criterion because it is critical to focus our Named Executives on earnings and the achievement of cost savings.

Mr. Weishar’s incentive formula was 2% of adjusted EBITDA for 2011, provided that adjusted EBITDA was at least $70.5 million for the year (but in no event could the incentive exceed $2.0 million). The minimum EBITDA level was set to correspond to the threshold level of adjusted EBITDA under the annual bonus program described below. The EBITDA incentive formula, which was adopted to enable tax deductibility for Mr. Weishar’s annual bonus, established the maximum amount payable to Mr. Weishar for 2011; but he was not assured of earning this maximum amount. Based on 2011 adjusted EBITDA of $98.5 million, Mr. Weishar’s maximum incentive awards was $1.97 million. The Compensation Committee had the authority to reduce the annual amount payable under the EBITDA incentive formula based on its assessment of financial goals (e.g., adjusted EBITDA) and his individual performance. The Compensation Committee decreased the size of the award under the EBITDA incentive formula to the amount payable under the annual bonus program described below.

Annual Bonus Program

The Compensation Committee established target award opportunities for the Named Executives under the 2011 annual bonus program, which were expressed as a percentage of base salary. These target award opportunities were individually negotiated with our Named Executives prior to their accepting employment with our Company, and in certain cases have been adjusted by the Compensation Committee in prior years to move the executives’ target compensation towards the market median range.

Named Executive	2011 Target Annual Bonus Award Opportunity (% of Base Salary)
Mr. Weishar	125%
Mr. Culotta	80%
Mr. Monast	75%
Mr. McKay	65%
Mr. Caneris	70%

Annual bonuses are funded based on a combination of Company financial performance as measured by adjusted EBITDA, a non-GAAP measure, and individual performance relative to pre-established financial and non-financial objectives. The breakdown for the Named Executives is as set forth in the chart below. The Company must at least meet the threshold level of adjusted EBITDA described below in order for any payment to be made under the individual/group performance-based components. Under the program, the bonus of the CEO and all Executive Vice Presidents is based 70% on Company performance and 30% on individual performance and the bonus of all the Senior Vice Presidents is based 50% on Company performance and 50% on individual performance; however no payments are made under the program if the Company fails to meet the threshold amount under the Plan.

Executive	Title	Company Performance	Individual/ Group Performance
Gregory Weishar	Chief Executive Officer	70%	30%
Michael J. Culotta	Executive Vice President & Chief Financial Officer	70%	30%
William Monast	Executive Vice President Sales and Client Management	70%	30%
Robert McKay	Senior Vice President of Purchasing and Trade Relations	50%	50%
Thomas Caneris	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	50%	50%

The threshold performance level was set at 82.0% of the target performance (compared to 93.4% of target in 2010) and the maximum performance level was set at 120.0% of target performance (compared to 109.1% in 2010). We maintained the payout level associated with threshold performance at 30% of the target payout. The changes were made to incent management to meet the target under the Plan in light of challenges faced by the Company in 2011, while requiring a higher level of performance to earn the maximum payout of 175% of target.

The performance and payout levels for the adjusted EBITDA goal were as follows; with actual bonus amounts interpolated between the percentages set forth in the chart based on actual results if performance was above Threshold:

Adjusted EBITDA Performance Level	Threshold: $70.5 million	Target: $86 million	Maximum: $103 million
Payout Level	30% of Award Target	100% of Award Target	175% of Award Target

Individual goals were established at the beginning of 2011 and were tailored to reflect priorities for each executive for 2011. Individual goals related to factors such as increasing sales, minimizing bad debt expense, succession planning, account retention, cost control and other strategic initiatives.

The Company achieved adjusted EBITDA of $98.5 million for 2011, which resulted in a 156% payout for the target award opportunities apportioned to the financial components. Payouts for the individual components for the Named Executives ranged from 97% to 110% of target, resulting in total bonus payments of 128% to 141% of target.

For more information on the 2011 annual incentive opportunities for our Named Executives, please refer to the “Grants of Plan-Based Awards” in 2011 section of this proxy statement at page 29.

No discretion was used in funding the bonus pool or in allocating the bonus pool.

Long-Term Incentives

The Company’s 2011 Long-Term Incentive Grants

Long-term target incentive opportunities are expressed as a percentage of base salary and vary among our Named Executives. Fiscal year 2011, long-term incentive opportunities for our Named Executives are shown below:

Named Executive	2011 Long-Term Incentive Award Opportunity (% of Base Salary)
Mr. Weishar	250%
Mr. Culotta	175%
Mr. Monast	160%
Mr. McKay	140%
Mr. Caneris	130%

In fiscal year 2011, the long-term component of our executive compensation program for each of our Named Executives consisted of a combination of stock options, restricted stock units and performance share units. The Compensation Committee used stock options to focus the Company’s executives on stock price appreciation and used performance share units to focus executives on longer-term operating performance expected to drive long-term shareholder value creation. Restricted stock units were introduced to bolster the retention features of the executive compensation plan and further the goals of the Company’s stock ownership guidelines. Stock options vest in four equal annual installments beginning on the first anniversary of the grant date and have a 7-year maximum term and the restricted stock units vest in three equal annual installments. The long-term incentive awards were granted in the following amounts as a percentage of each of the Named Executive’s long-term incentive target award: 35% stock options, 35% restricted stock units and 30% performance share units to balance executive focus on long-term stock price appreciation and operating performance.

The performance share units granted to our Chief Executive Officer and Executive Vice Presidents is based 85% on the achievement of an adjusted EBITDA target and 15% on the achievement of and adjusted diluted earnings per share (“Adjusted Diluted EPS”) target. Adjusted Diluted EPS is the net income for the applicable full year period and adding to net income the net of tax effect of any impairment charges, integration, merger and acquisition related costs and other charges and other non- recurring charges, divided by the weighted average of outstanding common stock shares and diluted equivalents on the last day of the applicable year. Adjusted EBITDA was selected as the performance measure for the 2011 performance share units to reinforce the importance of achievement of cost savings and earnings in the creation of long-term shareholder value. Adjusted Diluted EPS is used because we believe that in addition to EBITDA, our shareholders use EPS to measure the Company’s performance. We believe the combination of adjusted EBITDA and Adjusted Diluted EPS ensures that executives consider the impact on margins in executing strategies to fuel the Company’s profitable growth. The long-term incentives of Mr. McKay and Mr. Caneris are based solely on adjusted EBITDA. In 2009 and 2010, the Company utilized ROIC instead of Adjusted Diluted EPS. The Company ceased using ROIC as a measurement, due to challenges associated with acquisitions that had been made by the Company.

For the 2011 performance share unit grants, performance will be measured based on 2013 adjusted EBITDA and Adjusted Diluted EPS performance. The adjusted EBITDA and Adjusted Diluted EPS performance objectives were set based on the Company’s longer-range plan, and at the time of grant were viewed to be challenging, but achievable. The actual performance share unit components of the long-term bonus awards for our Named Executives could range from 30% to 175% of the target award, depending upon performance relative to the predetermined adjusted EBITDA and/or Adjusted Diluted EPS goals. The payout for minimum EBITDA/EPS achievement was reduced from 50% in the 2010 LTI plan to 30% in the 2011 LTI plan to align threshold payout to the STI plan.

Additional 2011 Long-Term Incentive Grants

In March 2011 Mr. McKay was awarded 7,029 restricted stock units and Mr. Caneris was awarded 8,237 restricted stock units under the Omnibus Incentive Plan, as an additional incentive and retention component to their compensation packages. These restricted stock units vest 66.66% on the second anniversary of the grant date and 33.33% on the third anniversary of the grant date.

The 2009 Long-Term Incentive Plan

In fiscal year 2009, the long-term component of our executive compensation program for Messrs. Weishar, Culotta, Caneris and McKay consisted of a combination of stock options and performance share units. The long-term incentive awards were granted in the following amounts as a percentage of the bonus target: 50% stock options and 50% performance share units. The Compensation Committee used adjusted EBITDA and ROIC as of December 31, 2011 as the performance measurement for the 2009 long-term performance incentive.

The actual performance share unit components of the long-term incentive awards for our Named Executive Officers could range from 50% to 200% of the target award, depending upon performance relative to the predetermined adjusted EBITDA and ROIC goals. Threshold adjusted EBITDA was $105.5 million, target adjusted EBITDA was $140.7 million and maximum adjusted EBITDA was $175.9 million threshold ROIC was 7%, target ROIC was 8% and maximum ROIC was 9%. As 2011 adjusted EBITDA was $98.5 million, and ROIC was 6.8%, there was no payout under the 2009 Long-term Incentive Plan.

Treatment of Equity Incentives in the Event of Change in Control

As provided in the Company’s Omnibus Incentive Plan or the award agreements related thereto, unvested equity awards granted to our Named Executives (with the exception of equity awards held by the CEO and Senior Vice President of Purchasing and Trade Relations) may automatically vest upon certain terminations of a Named Executive’s employment following a change in control. We believe that such a “double trigger” provision maintains the retention power of the compensation program following a change in control, and will encourage our executive officers to assess takeover bids objectively without regard to the potential impact on their job security. Unvested equity awards granted to our CEO prior to January 31, 2010 and all unvested equity awards held by Senior Vice President of Purchasing and Trade Relations automatically vest upon a change in control as provided under terms of their employment agreements, which were entered into prior to the development of our overall executive compensation program and the decision to provide for “double trigger” vesting with respect to our executive officers generally. Mr. Weishar’s new Employment Agreement, which became effective January 1, 2011, provides for a “double trigger” for future grants and awards made after January 1, 2011.

Stock Ownership Guidelines

We encourage our executive officers and other key employees to own stock in the Company. The Nominating and Governance Committee adopted stock ownership guidelines to align long-term interests of management with those of our shareholders and provide a continuing incentive to foster the Company’s success. The stock ownership guidelines became effective July 1, 2008 for certain key executive officers, including our Named Executives. Under the stock ownership guidelines, the CEO, Executive Vice Presidents, and Senior Vice Presidents are expected to own Company stock in the amount of 200%, 150%, and 100% of their annual base salary, respectively. A Named Executive has four years from the date of the adoption of the guidelines to accumulate the targeted ownership level. At the earliest, the ownership levels are not effective for any of the Named Executives until June 30, 2012. If the Named Executive joined the Company after the adoption of the guidelines, the Named Executive has fours years from his start date to accumulate the target ownership level. The following count towards meeting the stock ownership guidelines: all shares and vested options held and all unvested restricted shares and stock options that vest within sixty days of any date of determination. Shares are valued at fair market value and options are valued at the spread between the exercise price and the fair market value of the underlying shares. As of April 17, 2012, the value of the Named Executives’ ownership in the Company is as follows: Gregory Weishar—$5,416,488 (390% of target); Michael Culotta—$1,159,440 (200% of target); William Monast—$187,840 (43% of target); Robert McKay—$279,439 (121% of target); and Thomas Caneris—$202,510 (91% of target).

Policies with Respect to Speculation in the Company’s Securities

The Company, since its inception, has maintained a policy prohibiting speculative trading in the Company’s stock and the trading of derivative securities of the Company. Additionally, short sales and buying stock on margin or placing stock in margin accounts are also prohibited.

Benefits and Perquisites

Our Named Executives are eligible to participate in our 401(k) plan and certain payments are made on their behalf in connection with life insurance premiums. Otherwise, they receive the same health, life and disability benefits available to our employees generally. We do not offer a defined benefit pension plan or a supplemental executive retirement plan.

Voluntary Deferred Compensation Plan

Commencing in 2008, the Company offers certain management and highly compensated employees, including our Named Executives, the ability to elect to defer up to 50% of their base salary and up to 100% of such participant’s annual short-term incentive program cash bonus into a non-qualified deferred compensation plan. We believe the deferred compensation plan will serve to motivate and retain our executive officers by providing a tax-effective opportunity to save for their retirement and enable them to take a more active role in structuring the timing of certain compensation payments. Participant account balances are unsecured and the participants would be unsecured creditors of the Company if the Company became insolvent or was otherwise unable to pay the balances to the participants.

The Prior “Say On Pay” Vote

The Company conducted its first advisory vote on executive compensation last year at its 2011 Annual Meeting. While this vote was not binding on the Company, its Board of Directors or its Compensation Committee, the Company believes that it is important for its shareholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding the Company’s executive compensation philosophy, the Company’s compensation policies and programs, and the Company’s decisions regarding executive compensation, all as disclosed in this proxy statement. The Company’s Board of Directors and its Compensation Committee value the opinions of its shareholders and, to the extent there is any significant vote against the compensation of the Named Executives as disclosed in the proxy statement, the Company will consider its shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition to the annual advisory vote on executive compensation, the Company is committed to ongoing engagement with its shareholders on executive compensation and corporate governance issues. These engagement efforts take place throughout the year through meetings, telephone calls and correspondence involving our senior management, directors and representatives of the Company’s shareholders.

At the 2011 Annual Meeting, more than 85% of the votes cast on the advisory vote on executive compensation proposal (Proposal 3) were in favor of the named executive compensation as disclosed in the proxy statement, and as a result our named executive compensation was approved. The Board of Directors and Compensation Committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation policies and decisions were necessary at this time based on the vote results. Nevertheless, as discussed in this Compensation Discussion and Analysis, the Compensation Committee has made important changes to the Company’s executive compensation programs in 2011 which demonstrate the Company’s ongoing commitment to aligning the Company’s executive compensation with the interests of its shareholders and current market practice. These changes build upon the Company’s strong compensation governance framework and pay-for-performance philosophy.

The Company has determined that its shareholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by its shareholders at the 2011 Annual Meeting. Accordingly, the Company’s Board of Directors recommends that you vote FOR Proposal 3 at the Annual Meeting. For more information, see “Proposal 3—Advisory Vote to Approve the Compensation of the Company’s Named Executives (“Say On Pay”)” in this proxy statement.

Employment Agreements

On September 30, 2010, the Company entered into an employment agreement with Mr. Weishar effective January 1, 2011 which superseded his agreement of January 14, 2007. The contract was revised to further align the agreement with contemporary “best practices”. These included:

•	Elimination of excise tax gross-up for change in control related payments

•	Adoption of “double trigger” equity vesting in the event of a change in control for future equity awards

•	Adoption of a clawback provision; and

•	Revised severance practices for involuntary termination without “cause” or voluntary termination with “good reason” in non-change in control situations

•	Reduced non-change in control severance multiple from 3X to 2X

•

Conditioned severance payments and equity vesting on compliance with restrictive covenants (i.e., non-compete, non-solicitation, confidentiality and non-disparagement); severance payments and other benefits cease if CEO violates restrictive covenants

•	Changed timing of severance from lump sum to installment payments over a 24-month period as a means to enforce restrictive covenants

Our Board, based upon the recommendation of our Compensation Committee, approved the Company entering into employment agreements with our remaining Named Executives at time of hire. We did not enter into any new agreements or materially modify existing agreements with our remaining Named Executives during 2011 or to date in 2012.

The purpose of these agreements is to attract and retain each of these individuals given their experience and qualifications to serve the Company in their respective capacities. In addition to providing for compensation opportunities described above and in the following tables and narratives, the employment agreements provide our Named Executives with benefits upon certain terminations of employment. The employment agreements also contain change in control benefits for our Named Executives to encourage them to remain focused on their work responsibilities during the uncertainty that accompanies a change in control and to provide benefits for a period of time after termination of employment following a change in control. The employment agreements contain post-employment non-competition and non-solicitation agreements for a period of twenty-four months for Mr. Weishar and Mr. McKay and eighteen months for Mr. Culotta, Mr. Monast and Mr. Caneris following the date of termination. The Company believes these agreements are an appropriate method of protecting the Company’s business and investment in human capital. The severance levels and benefits were determined through negotiations with the executives. The employment agreements of each of Messrs Culotta and Caneris contain provisions for tax gross-ups under section 280G and 4999 of the Internal Revenue Code (“Code”) necessary to make the executives whole in the case that excise taxes are imposed on the executives as a result of a change in control. The gross-up payments do not provide for payment of ordinary income taxes on amounts that would otherwise be payable by the executives in the absence of the excise taxes. For a description of the material terms of the employment agreements with each of our Named Executives, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below. Compensation that could potentially be paid to our Named Executives pursuant to the employment agreements upon a change in control is described below in “Potential Payments upon Termination or Change-in-Control.”

Tax Deductibility of Compensation

Section 162(m) of the Code restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1.0 million to the CEO and the other Named Executives, other than the Principal Financial Officer, if certain conditions are not fully satisfied. To the extent practicable, we have preserved deductibility of compensation paid to our executive officers. However, the Compensation Committee believes that maintaining flexible compensation programs that attract highly-qualified executives is important, and may, if appropriate, award compensation that is not fully deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors hereby reports as follows:

1.	The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K with management.

2.	Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Proxy Statement for its 2012 Annual Meeting of Shareholders filed with the Securities and Exchange Commission.

The Compensation Committee

Thomas P. Mac Mahon, Chairman

Marjorie W. Dorr

Thomas P. Gerrity, Ph.D.

EXECUTIVE COMPENSATION

Summary Compensation Table for 2009-2011

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Gregory Weishar	2011	$750,006	$—	$1,218,763	$656,750	$1,297,417	$17,599	$3,940,535
Chief Executive Officer	2010	$736,174	$—	$913,189	$912,424	$—	$17,989	$2,579,776
	2009	$756,708	$1,000,000	$1,425,619	$724,072	$718,657	$20,411	$4,645,467

Michael Culotta	2011	$429,563	$—	$481,220	$259,315	$485,336	$14,066	$1,669,500
Executive Vice President and Chief Financial Officer	2010	$422,086	$—	$366,514	$366,201	$—	$13,905	$1,168,706
	2009	$433,866	$—	$718,300	$363,268	$327,188	$15,161	$1,857,783

William Monast (5)	2011	$358,936	$—	$367,639	$198,106	$378,705	$20,828	$1,324,214
Executive Vice President of Sales and Client Management	2010	$352,690	$—	$280,009	$279,763	$—	$6,433	$918,895
	2009	$242,309	$80,000	$279,995	$280,235	$159,513	$186,036	$1,228,088

Robert McKay	2011	$262,200	$—	$302,135	$117,586	$227,701	$11,344	$920,966
Senior Vice President of Purchasing and Trade Relations	2010	$257,642	$—	$166,190	$166,049	$—	$10,639	$600,520
	2009	$264,824	$—	$327,679	$164,709	$140,495	$9,257	$906,964

Thomas Caneris	2011	$285,307	$—	$354,044	$137,787	$257,198	$7,995	$1,042,331
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2010	$275,093	$—	$196,701	$196,523	$—	$10,359	$678,676
	2009	$264,586	$—	$352,235	$177,219	$156,143	$13,826	$964,009

(1)	These amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the amounts are discussed in Note 9 of the Company’s audited financial statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 9, 2012. For 2011, 2010 and 2009, stock awards are made up of restricted stock unit awards and performance share unit awards as follows:

Name	Year	Restricted Stock Units	Performance Share Units
Gregory Weishar	2011	$656,254	$562,509
	2010	$—	$913,189
	2009	$702,293	$723,326	(7)
Michael Culotta	2011	$259,119	$222,101
	2010	$—	$366,514
	2009	$355,416	$362,884	(7)
William Monast	2011	$197,960	$169,679
	2010	$—	$280,009
	2009	$—	$279,995	(7)
Robert McKay	2011	$201,421	$100,714
	2010	$—	$166,190
	2009	$163,145	$164,534	(7)
Thomas Caneris	2011	$236,029	$118,015
	2010	$—	$196,701
	2009	$175,193	$177,042	(7)

For performance share unit awards that are subject to performance conditions, the reported amount is the value at the grant date based upon the probable outcome of such conditions consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The table below lists the value of the performance share unit awards at the grant date assuming that the highest level of performance conditions will be achieved:

Name	Year	Performance Share Units - Value Assuming Highest Level of Performance
Gregory Weishar	2011	$984,391
	2010	$1,369,784
	2009	$1,446,652	(8)
Michael Culotta	2011	$388,676
	2010	$549,771
	2009	$725,768	(8)
William Monast	2011	$296,937
	2010	$420,014
	2009	$559,990	(8)
Robert McKay	2011	$176,250
	2010	$249,286
	2009	$329,068	(8)
Thomas Caneris	2011	$206,526
	2010	$295,052
	2009	$355,084	(8)

(2)	These amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the amounts are discussed in Note 9 of the Company’s audited financial statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 9, 2012.

(3)	These amounts represent amounts earned under the Company’s short-term incentive plan for the fiscal years ended December 31, 2011, 2010 and 2009. Named Executives had to be employed with the Company on the date of payout to earn the bonuses under the short-term incentive plan. The Company did not meet its threshold performance target and, therefore, there was no payment under the 2010 short-term incentive plan.

(4)	The amounts in this column include the Company’s contributions for the respective periods for the benefit of the Named Executives to the Company’s 401(k) Plan, the taxable value of life insurance premiums, and perquisites (relocation expense reimbursements) as follows:

Name	Year	401(k) Matching	Life Insurance Premiums	Perquisites	Total
Gregory Weishar	2011	$10,101	$7,498	$—	$17,599
	2010	$10,643	$7,346	$—	$17,989
	2009	$13,138	$7,273	$—	$20,411
Michael Culotta	2011	$9,880	$4,186	$—	$14,066
	2010	$9,800	$4,105	$—	$13,905
	2009	$12,990	$2,171	$—	$15,161
William Monast (6)	2011	$18,980	$1,848	$—	$20,828
	2010	$4,622	$1,811	$—	$6,433
	2009	$—	$1,048	$184,988	$186,036
Robert McKay	2011	$10,488	$856	$—	$11,344
	2010	$9,800	$839	$—	$10,639
	2009	$8,427	$830	$—	$9,257
Thomas Caneris	2011	$7,055	$940	$—	$7,995
	2010	$9,453	$906	$—	$10,359
	2009	$9,547	$828	$3,451	$13,826

(5)	For 2009, Mr. Monast’s base salary was $350,000 under the terms of his employment agreement. The amount of $242,309 reflects Mr. Monast’s salary from his date of hire on April 20, 2009 through December 31, 2009.

(6)	For 2009, Mr. Monast’s perquisites reflect reimbursement of relocation costs.

(7)	In March 2012, the Company determined that the threshold adjusted EBITDA amount was not achieved under the 2009 long-term incentive plan. Similarly, there was no payout under the 2008 long-term incentive plan. Therefore the following amounts were not earned by the following Named Executive Officers:

Name	Grant Year	Performance Period Measurement Date	Performance Share Units at Target	Market Value at Grant Date
Gregory Weishar	2009	12/31/2011	48,578	$723,326
	2008	12/31/2010	23,300	$351,830
Michael Culotta	2009	12/31/2011	24,371	$362,884
	2008	12/31/2010	11,800	$178,180
William Monast	2009	12/31/2011	16,422	$279,995
Robert McKay	2009	12/31/2011	11,050	$164,534
	2008	12/31/2010	5,400	$81,540
Thomas Caneris	2009	12/31/2011	11,890	$177,042
	2008	12/31/2010	5,800	$87,580

(8)	In March 2012, the Company determined that the threshold adjusted EBITDA amount was not achieved under the 2009 long-term incentive plan. Therefore the following amounts were not earned by the following Named Executive Officers: Gregory Weishar $1,446,652, Michael Culotta $725,768, William Monast $559,990, Robert McKay $329,068, and Thomas Caneris $355,084. Similarly, there was no payout to the Named Executive Officers under the 2008 long-term incentive plan.

Grants of Plan-Based Awards in 2011

The following table sets forth certain information concerning grants of awards to the Named Executives pursuant to the Omnibus Incentive Plan in the fiscal year ended December 31, 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Share of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Gregory Weishar
Short-term Incentive	3/25/2011	$281,252	$937,508	$1,970,000
Long-term Incentive	3/25/2011				15,568	51,892	90,811				$562,509
Long-term Incentive	3/25/2011								182,801	$10.84	$656,750
Long-term Incentive	3/25/2011							60,540			$656,254

Michael Culotta
Short-term Incentive	3/25/2011	$103,564	$345,214	$604,125
Long-term Incentive	3/25/2011				6,147	20,489	35,855				$222,101
Long-term Incentive	3/25/2011								72,178	$10.84	$259,315
Long-term Incentive	3/25/2011							23,904			$259,119

William Monast
Short-term Incentive	3/25/2011	$81,128	$270,426	$473,246
Long-term Incentive	3/25/2011				4,696	15,653	27,393				$169,679
Long-term Incentive	3/25/2011								55,141	$10.84	$198,106
Long-term Incentive	3/25/2011							18,262			$197,960

Robert McKay
Long-term Incentive (6)	3/1/2011							7,029			$83,926
Short-term Incentive	3/25/2011	$51,361	$171,204	$299,607
Long-term Incentive	3/25/2011				2,787	9,291	16,259				$100,714
Long-term Incentive	3/25/2011								32,729	$10.84	$117,586
Long-term Incentive	3/25/2011							10,839			$117,495

Thomas Caneris
Long-term Incentive (6)	3/1/2011							8,237			$98,350
Short-term Incentive	3/25/2011	$60,187	$200,622	$351,089
Long-term Incentive	3/25/2011				3,266	10,887	19,052				$118,015
Long-term Incentive	3/25/2011								38,352	$10.84	$137,787
Long-term Incentive	3/25/2011							12,701			$137,679

(1)	The amounts in the table represent the estimated possible payouts of cash awards under the formula-based and individual-based component of the Company’s 2011 short-term incentive program which is tied to the Company’s financial performance and group/individual performance. The Company’s 2011 short-term incentive program is more fully described in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” section below. The performance cycle for the 2011 short-term incentive program began on January 1, 2011 and ended on December 31, 2011.

(2)	The amounts in the table represent the estimated possible payouts of performance share unit awards under the Company’s 2011 long-term incentive program which is tied to the Company’s financial performance. The Company’s 2011 long-term incentive program is more fully described in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” section below. The performance cycle for the performance share unit awards granted March 25, 2011 commenced on January 1, 2011 and ends on December 31, 2013.

(3)	These restricted stock units were granted under the Company’s 2011 long-term incentive program. Restricted stock units granted to Named Executives will vest in three equal annual installments beginning on the first anniversary of the grant date.

(4)	All option awards are options to purchase shares of the Company’s common stock and were granted under the Company’s 2011 long-term incentive program. Option awards granted to Named Executives will vest annually on the anniversary of the date of grant in increments of twenty-five percent each year and expire on the 7th anniversary of the grant date.

(5)	Represents the grant date fair value computed in accordance with FASB ASC Topic 718. For awards that are subject to performance conditions, the reported amount is the value at the grant date based upon the probable outcome of such conditions consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

(6)	These restricted stock units were granted under the Company’s long-term incentive programs, as an additional incentive and retention component to their compensation packages. These restricted stock units vest 66.66% on the second anniversary of the grant date and 33.33% on the third anniversary of the grant date.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

During 2009, all of our Named Executives were employed pursuant to employment agreements with the Company. Additional provisions of the employment agreements are set forth in the Compensation Discussion and Analysis.

Employment Agreement with Mr. Weishar

On September 30, 2010, the Company entered into an employment agreement with Mr. Weishar, our Chief Executive Officer, effective January 1, 2011, which superseded the previous employment agreement setting forth the terms and conditions of Mr. Weishar’s employment entered into as of January 14, 2007, as amended. The original term of the agreement ends on December 31, 2013. The agreement automatically renews annually unless either Mr. Weishar or the Company give notice of non-renewal to the other at least 120 days prior to the expiration of the relevant period. The employment agreement provides that Mr. Weishar receives a minimum base salary of $750,000 and is eligible to receive a performance-based annual cash bonus with a target payment equal to 125% of his annual base salary to the extent that the quantitative performance objectives established annually by the Board or the Compensation Committee are met.

The type of compensation due Mr. Weishar in the event of the termination of his employment agreement with the Company varies depending on the nature of the termination.

Termination without Cause or Resignation for Good Reason—If we terminate Mr. Weishar’s employment without Cause or he terminates his employment with Good Reason (as such terms are defined below), he will be entitled to receive:

•

a lump-sum cash payment equal to the sum of (i) any earned but unpaid base salary through the date of termination, (ii) any expense reimbursement payments then due, (iii) an amount in respect of any earned but unused paid time off through the date of termination (with the value of unused paid time off being equal to his then annual base salary divided by 250) (such benefits, the “Accrued Benefits”), plus a the lesser of his annual target bonus or his maximum award earned under the Compensation Committee resolutions that establish the negative discretion approach under the Omnibus Incentive Plan (based on actual performance during the entire year and without regard to discretionary adjustments), pro rated through the date of termination and payable on the date annual bonuses for the year of termination are payable to other senior executives; and

•

in the event a change in control has occurred within 12 months prior to the termination date, a lump-sum cash payment equal to three times the sum of his then annual base salary and annual target bonus for the calendar year in which termination occurs; or

•

in the event a change in control has not occurred within 12 months prior to the termination date, an amount equal to two times the sum of his then annual base salary and target bonus for the calendar year in which termination occurs, payable in equal monthly installments over the 24-month period following the termination date. However, if a change in control occurs after the termination date, the total amount of any unpaid installments shall be paid as a lump-sum cash payment on the date of the change in control. Additionally, if a change in control occurs after the termination date and either the Company gives written notice to Mr. Weishar of his termination after the Company has entered into a definitive agreement for one or more transactions that would result in a change in control, or the change in control occurs within 6 months after the termination date and Mr. Weishar’s termination occurred at the request of a third party who had taken steps reasonably calculated to effect a change in control, then the Company will pay Mr. Weishar an additional lump-sum cash payment on the date of the change in control equal to the sum of his annual base salary as of the termination date and annual target bonus for the calendar year in which the termination date occurs.

In addition to the foregoing cash payments:

•

with respect to (i) compensatory stock options, compensatory restricted stock awards, performance-based equity awards and other equity based awards granted prior to January 1, 2011, and to the extent such awards would have vested, had their restrictions lapse or become exercisable prior to the third anniversary of the termination date, and (ii) compensatory stock options, compensatory restricted stock awards, performance-based equity awards and other equity based awards granted after January 1, 2011, such awards shall vest and have their restrictions lapse in connection with Mr. Weishar’s termination of employment as of the termination date (except with respect to performance-based equity awards which shall vest as of the end of the applicable performance period). Performance-based equity awards will only vest to the extent applicable performance goals are achieved (disregarding any exercise of negative discretion that is not similarly applied to all senior executive participants). Compensatory stock options shall remain exercisable until the earliest of a change in control upon which all other compensatory stock options or similar awards cease to be exercisable, the second anniversary of the termination date or the expiration of their maximum stated term; and

•

coverage for a period of 24 months under the Company’s welfare benefit plans at Mr. Weishar’s expense, provided that for such 24 month period, the Company shall make payments to Mr. Weishar on a monthly basis equal to the after-tax cost of coverage for such plans.

“Cause” is defined as Mr. Weishar’s conviction of, or plea of guilty or nolo contendere to, a felony; his commission of intentional acts of gross misconduct (including, without limitation, theft, fraud, embezzlement or dishonesty) that significantly impair the business of the Company or cause significant damage to its property, reputation or business; his willful refusal to perform, or willful failure to use good faith efforts to perform, material duties that remain uncured for 14 days following written request from the Board for cure; his willful and material breach of any material provision of the Company’s code of ethics, or of any other material policy governing the conduct of its employees generally, that remains uncured for 14 days following written request from the Board for cure; or his willful and material breach of the employment agreement that remains uncured for 14 days following written request from the Board for cure.

“Good Reason” is defined as any material diminution in Mr. Weishar’s authorities, titles or offices, or the assignment to him of duties that materially impair his ability to perform the duties normally assigned to the chief executive officer of a Company of the size and nature of the Company (other than a failure to be re-elected to the Board following nomination for election); any change in the reporting structure such that he reports to someone other than the Board; any relocation of the Company’s principal office, or of his principal place of employment to a location more than 50 miles the existing principal office or principal place of employment; any material breach by the Company, or any of its affiliates, of any material obligation to Mr. Weishar under his employment agreement; or any failure of the Company to obtain the assumption in writing of its obligations to perform the employment agreement by any successor to all or substantially all of the business and assets of the Company within 15 days after any merger, consolidation, sale or similar transaction; in each case that either has not been consented to by Mr. Weishar or is not fully cured within 30 days after written notice to the Company requesting cure.

Termination for Death or Disability—If Mr. Weishar’s employment is terminated due to his death or disability (defined as his inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this agreement for 180 days out of any 270 consecutive days), he (or his successors-in-interest) shall receive a lump-sum cash payment equal to the Accrued Benefits plus his annual target bonus for the calendar year in which termination occurs. In addition to the foregoing cash payment:

•

with respect to compensatory stock options, compensatory restricted stock awards, performance-based equity awards and other equity based awards, to the extent such awards would have vested, had their restrictions lapse or become exercisable prior to the first anniversary of the termination date, such awards shall vest and have their restrictions lapse in connection with Mr. Weishar’s termination of employment as of the termination date. Compensatory stock options shall remain exercisable until the earliest of a change in control upon which all other compensatory stock options or similar awards cease to be exercisable, the first anniversary of the termination date or the expiration of their maximum stated term; and

•

coverage for a period of 12 months under the Company’s welfare benefit plans at Mr. Weishar’s expense, provided that for such 12 month period, the Company shall make payments to Mr. Weishar on a monthly basis equal to the after-tax cost of coverage for such plans.

Termination Due to Non-Renewal of Employment Agreement or Other Terminations—If Mr. Weishar’s employment is terminated because of the expiration of its term due to notice of non-renewal or for any other reason (including voluntary resignation), he will be entitled to receive a lump-sum cash payment equal to the Accrued Benefits. In addition to the foregoing cash payment:

•

in the case Mr. Weishar’s employment is terminated in connection with of the expiration of the agreement’s term due to notice of non-renewal by the Company, with respect to compensatory stock options, compensatory restricted stock awards, performance-based equity awards and other equity based awards, to the extent such awards would have vested, had their restrictions lapse or become exercisable prior to the second anniversary of the termination date, such awards shall vest and have their restrictions lapse in connection with Mr. Weishar’s termination of employment as of the termination date (except with respect to performance-based equity awards which shall vest as of the end of the applicable performance period). Compensatory stock options shall remain exercisable until the earliest of a change in control upon which all other compensatory stock options or similar awards cease to be exercisable, the second anniversary of the termination date or the expiration of their maximum stated term; and

•

in the case of Mr. Weishar’s employment is terminated in connection with of the expiration of the agreement’s term due to his notice of non-renewal, with respect to compensatory stock options, compensatory restricted stock awards, performance-based equity awards and other equity based awards, to the extent such awards would have vested, had their restrictions lapse or become exercisable prior to the first anniversary of the termination date, such awards shall vest and have their restrictions lapse in connection with Mr. Weishar’s termination of employment as of the termination date (except with respect to performance-based equity awards which shall vest as of the end of the applicable performance period). Compensatory stock options shall remain exercisable until the earliest of a change in control upon which all other compensatory stock options or similar awards cease to be exercisable, the first anniversary of the termination date or the expiration of their maximum stated term.

Change in Control—In the event of the termination of Mr. Weishar’s employment within 24 months after a change in control, either by the Company without Cause of due to his resignation with Good Reason, with respect to compensatory stock options, compensatory restricted stock awards, performance-based equity awards and other equity based awards, such awards shall vest and have their restrictions lapse in connection with Mr. Weishar’s termination of employment as of the termination date. Performance-based equity awards will vest with respect to the target number of shares subject to the award. Compensatory stock options shall remain exercisable until the earliest the second anniversary of the termination date or the expiration of their maximum stated term. To the extent any award described in the preceding sentence is not assumed, converted or continued by the successor company (or, if applicable, the Company), then such awards shall vest and have their restrictions lapse immediately prior to the change of control, rather than as of the termination date. Change in control is defined as:

•

any person or group acquires stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

•

any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;

•

the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination either: (i) more than 50% of the total fair market value of the stock of the corporation resulting from such Business Combination (the “Surviving Corporation”) or the ultimate parent corporation of the Surviving Corporation (the “Parent Corporation”) is represented by stock of the Company that was outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares of the Surviving Corporation or Parent Corporation into which stock of the Company was converted pursuant to such Business Combination) or (ii) 50% or more of the total voting power of Surviving Corporation or Parent Corporation is represented by stock of the Company that was outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares of the Surviving Corporation or Parent Corporation into which stock of the Company was converted pursuant to such Business Combination);

•

during any twelve (12) month period a majority of the individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) are replaced, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; or

•

any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions (for this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets); provided, however that no change in control shall be deemed to occur as a result of a transfer to:

•	a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

•	an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

•	a person or group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

•	an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described above.

Effect of Golden Parachute Tax—If the aggregate of payments, awards, benefits and distributions (or any acceleration of any payments, awards, benefits or distributions) due to Mr. Weishar under the employment agreement or under any other plan, program, agreement or arrangement of the Company (or of any of its affiliated entities) or any entity which effectuates a change in control (or any of its affiliated entities) (the “280G benefits”), would, if received by him in full and valued under Section 280G of the Code, constitute “parachute payments” as such term is defined in and under Section 280G of the Code, and the payment the 280G benefits net federal, state and local taxes and excise taxes under Section 4999 of the Code would exceed $1.00 less than three times Mr. Weishar’s “base amount” (as defined under Section 280G), then such payments, benefits and distributions shall be reduced pro rata or eliminated to the extent necessary to ensure that such amounts do not constitute parachute payments. Such payments, benefits and distributions shall be reduced or eliminated in the following order: first, the elimination of cash benefits (other than cash benefits relating to the acceleration of equity awards) which do not constitute “deferred compensation” under Section 409A of the Code, then all other benefits (other than cash benefits relating to the acceleration of equity awards). To the extent the 280G benefits would not exceed $1.00 less than three times Mr. Weishar’s “base amount,” then they shall not be reduced or eliminated.

If it is established that 280G benefits have been made or provided for Mr. Weishar’s benefit by the Company in excess of such limitations, Mr. Weishar shall repay such excess amount to the Company on demand, together with interest on such amount . In the event 280G benefits were not made by the Company should have been made, then the Company shall pay him an amount equal to such underpayment, together with interest on such amount.

Non-Competition—Mr. Weishar agreed that during his employment and for a two-year period following the termination of his employment that he will not, for himself or on behalf of any other person or entity, directly or indirectly, engage in, acquire any significant financial or beneficial interest in, be employed by, participate materially in, own, manage, operate or control or be materially connected with, in any relevant manner any entity that competes materially with the business of the Company (considering only business conducted by the Company during the term of the employment agreement, or being actively planned by the Company as of the date of his termination) in the United States of America.

Non-Solicitation—Furthermore, Mr. Weishar agreed that during his employment with the Company and for a one-year period following the termination of his employment that he will not personally (i) other than in the course of performing his duties for the Company or its affiliates, directly or indirectly, for his own account or for the account of any other person, solicit for employment, hire, or otherwise interfere with the relationship of the Company with, any person who is an employee of, or a consultant to, the Company at the time of solicitation, hiring or interference, or (ii) in competition with the Company, directly or indirectly, individually or on behalf of other persons solicit or seek to do business with any entity which, as of the earlier of the date of termination of his employment or the date of solicitation, was a customer or a client of the Company or was, to his knowledge, being actively solicited by the Company to be a customer or client of the Company.

Confidentiality—Mr. Weishar also agreed to certain confidentiality provisions in his employment agreement.

Employment Agreements with other Named Executives

On July 11, 2007, we entered into an employment agreement with Mr. Culotta that became effective on August 1, 2007, the first day of business operations of the Company. On July 31, 2007 we entered into an employment agreement with Mr. McKay, on August 7, 2007 we entered into an employment agreement with Mr. Caneris, and on April 20, 2009 we entered into an employment agreement with Mr. Monast. (Mr. Culotta, Mr. McKay, Mr. Caneris and Mr. Monast are collectively referred to in this section as the “Executive Officers”). The agreements of Messrs. Culotta, Monast and Caneris provide for an indefinite term of employment, subject to certain terminations of employment described in more detail below (the “Employment Period”). The agreement of Mr. McKay provides for a term that ended on December 31, 2011, subject to automatic renewal for unlimited one-year periods absent cancellation on 120 days prior written notice by the Company or Mr. McKay. Neither party submitted written notice of cancellation, therefore, Mr. McKay’s agreement will now expire on December 31, 2012.

Pursuant to the terms of the employment agreements Mr. Culotta, Mr. Monast, Mr. McKay and Mr. Caneris receive a minimum base salary of $405,000, $350,000, $250,000 and $250,000 respectively, which is reviewed annually by our Compensation Committee and/or our Chief Executive Officer. During the Employment Period, each of the Executive Officers are eligible to (i) participate in any short-term and long-term incentive programs established or maintained by the Company for senior level executives generally, (ii) participate in all incentive, savings and retirement plans and programs of the Company to at least the same extent as other senior executives of the Company, (iii) participate, along with their dependents, in all welfare benefit plans and programs provided by the Company to at least the same extent as other senior executives of the Company, and (iv) four weeks of paid vacation per calendar year.

The type of compensation due to each of the Executive Officers in the event of the termination of his Employment Period varies depending on the nature of the termination.

Termination without Cause or Resignation for Good Reason—If, during the Employment Period, we terminate an Executive Officer’s employment without Cause or he terminates his employment with Good Reason (as such terms are defined below), such Executive Officer will be entitled to receive:

•

A lump-sum cash payment equal to (i) the Executive Officer’s base salary through the date of termination that has not yet been paid, (ii) a pro rata bonus for the calendar year of termination, to be determined using the Executive Officer’s 100% target bonus, (iii) any accrued but unpaid vacation pay, and (iv) any other unpaid items that have accrued and to which the Executive Officer has become entitled as of the date of termination (collectively referred to herein as the “Accrued Obligations”); and

•

(i) Continued payment for 18 months of the Executive Officer’s then current base salary and (ii) a bonus equal to the average of the annual bonuses earned by the Executive Officer over the three complete years prior to the date of termination (or, if less than three years, the average bonus earned during such shorter period).

In addition to the foregoing cash payments:

•

For the 18 month period following the date of termination, each Executive Officer will be entitled to receive a waiver of the applicable premium otherwise payable for COBRA continuation coverage for the Executive Officer, his spouse and eligible dependents, for health, prescription, dental and vision benefits; provided that to the extent COBRA continuation coverage eligibility expires before the end of such period, the Executive Officer will receive payment, on an after-tax basis, of an amount equal to such premium. The Company’s obligations to provide such benefits will cease upon the date of commencement of eligibility of the Executive Officer under the group health plan of any other employer or the date of commencement of eligibility of the Executive Officer for Medicare benefits;

•	Each Executive Officer will be entitled to receive executive level outplacement assistance under any outplacement assistance program of the Company then in effect; and

•	Each outstanding option, restricted stock or other equity award held by the Executive Officer shall become vested to the extent provided for under the terms governing such equity incentive award.

The Company’s obligation to provide any of the payments described above, to the extent not accrued as of the date of termination, will be conditioned upon the receipt from the Executive Officer of a valid release of claims against the Company. In addition, to the extent any of the foregoing payments, compensation or other benefits is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Executive Officer is a specified employee for purposes of Section 409A, such payment, compensation or other benefit will not be paid or provided to the Executive Officer prior to the day that is six (6) months plus one (1) day after the date of termination.

“Cause” is generally defined in each of the employment agreements as the Executive Officer’s (i) continued failure to substantially perform his duties over a period of not less than 30 days after a demand for substantial performance is delivered by our Board or Chief Executive Officer, (ii) willful misconduct materially and demonstrably injurious to the Company, (iii) commission of or indictment for a misdemeanor which, as determined in good faith by our Board, constitutes a crime of moral turpitude and gives rise to material harm to the Company, (iv) commission of or indictment for a felony, or (v) material breach of his obligations under the employment agreement.

“Good Reason” is generally defined in each of the employment agreements as (i) any reduction in the Executive Officer’s base salary, incentive bonus opportunity or long-term incentive opportunity, other than reductions applicable to all members of senior management or (ii) material failure by the Company to comply with certain provisions of the employment agreement relating to the Executive Officer’s position and duties and compensation, other than an isolated, insubstantial or inadvertent failure that is not taken in bad faith and is cured by the Company within 30 days of receipt of written notice thereof from the Executive Officer. In general, the Company will have 20 days to cure any conduct that gives rise to Good Reason.

Termination for Death or Disability—If an Executive Officer’s employment is terminated due to his or her death or disability (defined as a condition entitling the Executive Officer to benefits under the Company’s long-term disability plan), the Company shall pay to the Executive Officer (his or her estate), the Accrued Obligations. In addition, if an Executive Officer’s employment is terminated due to his or her death, each outstanding option, restricted stock unit or other equity award held by the Executive Officer shall become vested.

Termination for Cause or Resignation other than for Good Reason—If an Executive Officer’s employment is terminated by us for Cause or by the Executive Officer for other than Good Reason, the Company shall pay to the Executive Officer the Executive Officer’s base salary through the date of termination that has not been paid and the amount of any declared but unpaid bonuses, accrued but unpaid vacation pay and unreimbursed employee business expenses.

Change in Control—The employment agreements of Mr. Culotta, Mr. Monast and Mr. Caneris have change in control provisions that formalize their severance benefits if they are terminated under the circumstances discussed below after a change in control of the Company. The Employment Agreements of Mr. Culotta, Mr. Monast and Mr. Caneris do not entitle these officers to any additional payments or benefits solely upon the occurrence of a change in control. However, if, within one year following a change in control, their employment is terminated (i) by the Company or the officer following the occurrence of (A) a reduction in the officer’s base salary other than a reduction that is based on the Company’s financial performance or a reduction similar to the reduction made to the salaries provided to all or most other senior executives of the Company, (B) a significant change in the officer’s responsibilities and/or duties which constitute a demotion, (C) a material loss of title or office, or (D) a relocation of the officer’s principal place of employment of more than 50 miles, or (ii) by the Company without Cause (an event described in (i-ii) being a “CIC Termination”), the officer will be entitled to the same payments and benefits he or she would have received upon a termination without Cause or resignation for Good Reason, as described above. Mr. McKay’s Employment Agreement provides for immediate vesting of any outstanding options, restricted stock or other equity incentive award upon a change in control of the Company. In the event of a CIC Termination, Mr. McKay will be entitled to the same payments and benefits he would have received upon a termination without Cause or resignation for good reason. In addition, subject to the officer’s execution of a written release of claims against the Company, the officer will become vested in any outstanding options, restricted stock, or other equity incentive awards outstanding as of the date of such termination.

Change in Control means:

•	any “person,” as defined in the Securities Exchange Act of 1934, as amended, acquiring 40% or more of our common stock;

•	a majority of our directors being replaced under certain circumstances;

•

a merger or consolidation of the Company with any other Company (other than a merger or consolidation where the outstanding voting securities of the Company immediately prior to such an event continue to represent more than 40% of the combined voting power after such event or a merger or consolidation); and

•	approval by our shareholders to liquidate or dissolve the Company or to sell all or substantially all of the Company’s assets in certain circumstances.

In the event that any payments made and/or benefits provided to Mr. Culotta, Mr. Caneris and Mr. McKay in connection with a change in control pursuant to the employment agreement or any other agreement, plan or arrangement (the “Change in Control Payments”) are determined to constitute a parachute payment (as such term is defined in Section 280G(b)(2) of the Code) and exceed the amount which can be deducted by us under Section 280G of the Code by (i) less than 10% of the aggregate value of the Change in Control Payment, then the Change in Control Payment shall be reduced to the maximum amount which can be deducted by us or (ii) more than 10% of the aggregate value of the Change in Control Payment, then we shall pay to the Executive Officer an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the excise tax imposed under Section 4999 of the Code on the Change in Control Payment. The determination of whether any payment or benefit constitutes a parachute payment and, if so, the amount to be paid to the officer and the time of payment shall be made by a nationally-recognized independent accounting firm selected and paid for by us.

Each of Mr. Culotta, Mr. McKay, Mr. Caneris and Mr. Monast have also agreed to certain confidentiality, non-competition and non-solicitation provisions in their respective employment agreements.

2011 Annual Cash Incentives—Mr. Weishar

Pursuant to the Company’s 2011 short-term incentive program, the incentive opportunity for Mr. Weishar was based upon on an incentive formula tied to our adjusted EBITDA which is equal to our earnings before interest, taxes, integration, merger and acquisition related costs and other related charges, depreciation and amortization expense, impairment charges of intangibles, and other accounting principle changes. Adjusted EBITDA was selected as the objective performance criterion because it is critical to focus our Named Executives on earnings and the achievement of cost savings.

Mr. Weishar’s incentive formula was 2% of adjusted EBITDA for 2011, provided that adjusted EBITDA was at least $70.5 million for the year (but in no event could the incentive exceed $2.0 million). The Compensation Committee had the authority to reduce the annual amount payable under the EBITDA incentive formula based on its assessment of financial goals (e.g., adjusted EBITDA) and his individual performance.

2011 Annual Bonus Program

Pursuant to the Company’s 2011 short-term incentive program, our Named Executives had the opportunity to earn annual cash incentives for meeting annual performance goals. In 2011, the incentives were based upon the Company achieving adjusted EBITDA goals. For 2011, $86.0 million of adjusted EBITDA was set as the target for the payment of bonuses. Adjusted EBITDA goals for threshold and maximum bonuses were $70.5 and $103.2 million, respectively.

Target bonus opportunities were expressed as a percentage of base salary and vary among our Named Executives. Mr. Weishar’s target annual bonus is equal to 125% of his base salary. In fiscal year 2011, Mr. Culotta, Mr. Monast, Mr. McKay and Mr. Caneris were eligible for annual target bonus opportunities (represented as a percentage of base salary) of 80%, 75%, 65% and 70% respectively.

The Company achieved adjusted EBITDA of $98.5 million for the fiscal year ended December 31, 2011, therefore, bonuses were paid to the Named Executives at 128% to 141% pay out level.

2011 Long-Term Incentive Program

Pursuant to the Company’s 2011 long-term incentive program (the “2011 LTIP”), our Named Executives are eligible to receive restricted stock units, stock options and performance share unit awards based on pre-established performance objectives and goals. The 2011 LTIP performance criteria for the Chief Executive Officer and Executive Vice Presidents is based 85% on an adjusted EBITDA target and 15% on an adjusted diluted EPS target. For all other Named Executives, an adjusted EBITDA target accounts for 100% of the performance criteria. The 2011 LTIP performance cycle began on January 1, 2011 and ends on December 31, 2013.

2011 LTIP awards were granted to our Named Executives in the following amounts as a percentage of the bonus target: 35% restricted stock units, 35% non performance-based stock options and 30% performance share units. On March 25, 2011, the Compensation Committee awarded non performance-based stock options under the 2011 LTIP in the following amounts to the following Named Executives: Mr. Weishar, 182,801; Mr. Culotta, 72,178; Mr. Monast, 55,141; Mr. McKay, 32,729; and Mr. Caneris, 38,352, and awarded restricted stock units under the 2011 LTIP in the following amounts to the following Named Executives: Mr. Weishar, 60,540; Mr. Culotta, 23,904; Mr. Monast, 18, 262; Mr. McKay, 10,839; and Mr. Caneris, 12,701.

Additional 2011 Long-Term Incentive Grants

On March 1, 2011, Mr. McKay was awarded 7,029 restricted stock units and Mr. Caneris was awarded 8,237 restricted stock units under the Omnibus Incentive Plan, as an additional incentive and retention component to their compensation packages. These restricted stock units vest 66.66% on the second anniversary of the grant date and 33.33% on the third anniversary of the grant date.

Outstanding Equity Awards at December 31, 2011

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executives as of December 31, 2011.

	Option Awards (5)					Stock Awards
				Option Exercise Price	Option Expiration Date	Restricted Stock Units		Performance Share Units
	Number of Securities Underlying Unexercised Options (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options			Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable (2)
Gregory Weishar	300,553	—	—	$16.31	8/7/2014	—	$—	—		$—
	64,125	21,375	—	$15.10	3/10/2015	—	$—	—		$—
	83,332	83,332	—	$14.89	3/3/2016	—	$—	—		$—
	38,959	116,877	—	$18.48	3/16/2017	—	$—	49,415	(3)	$750,120
	—	182,801	—	$10.84	3/25/2018	60,540	$918,997	51,892	(4)	$787,721
Michael Culotta	204,982	—	—	$16.31	8/7/2014	—	$—	—		$—
	32,475	10,825	—	$15.10	3/10/2015	—	$—	—		$—
	41,806	41,809	—	$14.89	3/3/2015	—	$—	—		$—
	15,637	46,908	—	$18.48	3/16/2017	—	$—	19,833	(3)	$301,065
	—	72,178	—	$10.84	3/25/2018	23,904	$362,863	20,489	(4)	$311,023
William Monast	28,340	28,342	—	$17.05	4/20/2016	—	$—	—		$—
	11,947	35,835	—	$18.48	3/16/2017	—	$—	15,152	(3)	$230,007
	—	55,141	—	$10.84	3/25/2018	18,262	$277,217	15,653	(4)	$237,613
Robert McKay	62,661	—	—	$16.31	8/7/2014
	14,850	4,950	—	$15.10	3/10/2015	—	$—	—		$—
	18,956	18,956	—	$14.89	3/3/2016	—	$—	—		$—
	7,090	21,270	—	$18.48	3/16/2017	—	$—	8,993	(3)	$136,514
	—	—	—	$—	—	7,029	$106,700	—		$—
	—	32,729	—	$10.84	3/25/2018	10,839	$164,536	9,291	(4)	$141,037
Thomas Caneris	67,481	—	—	$16.75	8/21/2014	—	$—	—		$—
	16,050	5,350	—	$15.10	3/10/2015	—	$—	—		$—
	20,394	20,397	—	$14.89	3/3/2016	—	$—	—		$—
	8,392	25,173	—	$18.48	3/16/2017	—	$—	10,644	(3)	$161,576
	—	—	—	$—	—	8,237	$125,038	—		$—
	—	38,352	—	$10.84	3/25/2018	12,701	$192,801	10,887	(4)	$165,265

(1)	All options are to purchase shares of the Company’s common stock.

(2)	The unvested options held by the following Named Executives as of December 31, 2011 will vest as follows:

Unvested Options
Vesting Date	Mr. Weishar	Mr. Culotta	Mr. Monast	Mr. McKay	Mr. Caneris
3/3/2012	41,666	20,903		9,478	10,197
3/10/2012	21,375	10,825		4,950	5,350
3/16/2012	38,959	15,636	11,945	7,090	8,391
3/25/2012	45,700	18,044	13,785	8,182	9,588
4/20/2012			14,171
3/3/2013	41,666	20,906		9,478	10,200
3/16/2013	38,959	15,636	11,945	7,090	8,391
3/25/2013	45,700	18,044	13,785	8,182	9,588
4/20/2013			14,171
3/16/2014	38,959	15,636	11,945	7,090	8,391
3/25/2014	45,700	18,045	13,785	8,182	9,588
3/25/2015	45,701	18,045	13,786	8,183	9,588

(3)	The unearned shares of performance share units held by Mr. Weishar, Mr. Culotta, Mr. Monast, Mr. McKay, and Mr. Caneris will be earned on December 31, 2012 upon achievement of certain performance targets, provided that Mr. Weishar, Mr. Culotta, Mr. Monast, Mr. McKay, and Mr. Caneris are respectively employed with the Company on the payout date in 2013.

(4)	The unearned shares of performance share units held by Mr. Weishar, Mr. Culotta, Mr. McKay, and Mr. Caneris will be earned on December 31, 2013 upon achievement of certain performance targets, provided that Mr. Weishar, Mr. Culotta, Mr. McKay, and Mr. Caneris are respectively employed with the Company on the payout date in 2014.

(5)	The total outstanding options awards as of December 31, 2011 held by the Named Executive Officers had the following market value as of April 5, 2012. The closing price of the Company’s common stock of April 5, 2012 was $12.45.

Name	Total Outstanding Option Awards	Option Exercise Price	Market Value of Outstanding Option Awards
Gregory Weishar	300,553	$16.31	$—
	85,500	$15.10	$—
	166,664	$14.89	$—
	155,836	$18.48	$—
	182,801	$10.84	$294,310
Michael Culotta	204,982	$16.31	$—
	43,300	$15.10	$—
	83,615	$14.89	$—
	62,545	$18.48	$—
	72,178	$10.84	$116,207
William Monast	56,682	$17.05	$—
	47,782	$18.48	$—
	55,141	$10.84	$88,777
Robert McKay	62,661	$16.31	$—
	19,800	$15.10	$—
	37,912	$14.89	$—
	28,360	$18.48	$—
	32,729	$10.84	$52,694
Thomas Caneris	67,481	$16.75	$—
	21,400	$15.10	$—
	40,791	$14.89	$—
	33,565	$18.48	$—
	38,352	$10.84	$61,747

Option Exercises and Stock Vested in 2011

The following table sets forth information regarding each exercise of stock options and all vesting of stock during the year ended December 31, 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gregory Weishar	—	$—	23,317	$357,450
Michael Culotta	—	$—	11,800	$180,894
William Monast	—	$—	—	$—
Robert McKay	—	$—	5,417	$83,043
Thomas Caneris	—	$—	5,817	$89,175

Non-Qualified Deferred Compensation Table—Fiscal Year 2011

Name	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
Gregory Weishar	$187,502	$—	$(158,380)	$—	$2,077,432
Michael Culotta	$—	$—	$—	$—	$—
William Monast	$—	$—	$6,950	$—	$299,697
Robert McKay	$—	$—	$—	$—	$—
Thomas Caneris	$—	$—	$5	$—	$51,700

(1)	The amounts in this column are Named Executive elective deferrals representing the deferred portion of base salary otherwise payable in 2011 and reported as compensation in the Summary Compensation Table.

The Company maintains the PharMerica Corporation Deferred Compensation Plan (the “DCP”) for certain management and highly compensated employees, including our Named Executives, whose base earnings are in excess of the qualified plan limit under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, for such year in which the deferral will take place. A participant in the DCP may elect to defer up to 50% of such participant’s annual base salary and up to 100% of such participant’s annual short-term incentive program cash bonus into the DCP during each plan year. In addition, the Company may, in its sole discretion, make discretionary contributions to a participant’s account. Any additional amounts contributed by the Company to a participant’s account will fully vest on the fourth anniversary of December 31 of the year in which the contribution was credited to the participant’s account.

Deferred amounts are recorded in the participant’s account in the form of bookkeeping entries only and will be adjusted for gains and losses based on investment elections made by the participant. Amounts credited to a participant’s account (whether pursuant to a deferral by the participant or a contribution made by the Company) will increase or decrease in value based on the investment fund selected by the participant in his Deferral Election Agreement. A Named Executive can select to “invest” his deferred amounts in the same general investments offered under the PharMerica Corporation 401(k) Retirement Savings Plan. The Named Executives may change their investment elections at any time. Participant balances are unfunded and the participants would be unsecured creditors of PharMerica if the Company became insolvent or otherwise unable to pay the balances to the participant.

A participant under the DCP is generally entitled to a distribution from such participant’s account upon (i) the participant’s termination of employment, (ii) the date specified by the participant in the Deferral Election Agreement, not to be any sooner than five years from the end of the year in which the amounts are earned, (iii) the participant’s death or disability, or (iv) the occurrence of an unforeseen financial emergency (but only to the extent such distribution is necessary to relieve the unforeseen financial emergency). Upon termination of his employment, a participant will receive 100% of such participant’s account balance, payable in a lump-sum or in ten equal annual installments as selected by the participant when the participant initially enters the DCP. In the event a participant’s employment is terminated, such participant will receive 100% of his or her account balance, payable in a lump-sum if the account balance is $25,000 or less. In the event a participant dies before retirement or a termination of employment, such participant’s beneficiary will receive 100% of the participant’s account balance in accordance with the participant’s distribution election.

Potential Payments upon Termination or Change-in-Control

The Employment Agreements of the Named Executives require the Company to provide compensation to our Named Executives in the event of certain terminations of employment or a change in control of the Company. The employment agreements we entered into with our Named Executives define “cause,” “good reason” and “change in control” for purposes of determining payments upon termination of employment or a change in control of the Company. Please refer to “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for the definitions of these terms and additional details on the severance and change-in-control provisions that affect our Named Executives.

The estimated payments and benefits that would be provided to each Named Executive as a result of a termination (i) without cause or good reason, (ii) with cause or without good reason, (iii) upon a change in control, (iv) upon death or disability, or (v) due to non-renewal of the employment agreement are set forth in the table below. Calculations for this table are based on the assumption that the termination took place on December 31, 2011, the individual was employed for the full year of fiscal 2011, and the individual did not retire from the Company after age 62 with five years of service. The amounts in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

Gregory Weishar
	Non-CIC				CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason (1)	Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability (2)	Termination Due to Non- Renewal of Employment Agreement (3)	Termination by Company Without Cause or for Good Reason under Employment Agreement (4), (5)
Severance	$3,375,027	$—	$—	$—	$3,872,450
Pro-Rata Bonus	$937,508	$—	$937,508	$—	$937,508
Stock Options—Accelerated Vesting	$819,233	$—	$212,132	$422,554	$819,233
Restricted Stock—Accelerated Vesting	$918,997	$—	$306,332	$612,665	$918,997
Performance Shares—Accelerated Vesting	$1,537,840	$—	$—	$750,120	$1,537,840
Outplacement Services	$—	$—	$—	$—	$—
Health & Welfare Benefits	$32,320	$—	$15,391	$—	$32,320

Totals	$7,620,925	$—	$1,471,363	$1,785,339	$8,118,348

Michael Culotta
	Non-CIC				CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason	Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability (6)	Termination due to Non- Renewal of Employment Agreement	Termination by Company Without Cause or for Good Reason under Employment Agreement
Severance	$863,131	$—	$—	$—	$863,131
Pro-Rata Bonus	$345,214	$—	$—	$—	$345,214
Stock Options—Accelerated Vesting	$326,243	$—	$326,243	$—	$326,243
Restricted Stock—Accelerated Vesting	$362,863	$—	$362,863	$—	$362,863
Performance Shares—Accelerated Vesting	$612,088	$—	$612,088	$—	$612,088
Outplacement Services	$6,000	$—	$—	$—	$6,000
Health & Welfare Benefits	$29,733	$—	$—	$—	$29,733

Totals	$2,545,271	$—	$1,301,193	$—	$2,545,271

William Monast
	Non-CIC				CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason	Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability (6)	Termination due to Non- Renewal of Employment Agreement	Termination by Company Without Cause or for Good Reason under Employment Agreement (5)
Severance	$620,609	$—	$—	$—	$—
Pro-Rata Bonus	$270,426	$—	$—	$—	$265,585
Stock Options—Accelerated Vesting	$239,312	$—	$239,312	$—	$239,312
Restricted Stock—Accelerated Vesting	$277,217	$—	$277,217	$—	$277,217
Performance Shares—Accelerated Vesting	$716,906	$—	$716,906	$—	$716,906
Outplacement Services	$6,000	$—	$—	$—	$6,000
Health & Welfare Benefits	$29,733	$—	$—	$—	$29,733

Totals	$2,160,202	$—	$1,233,435	$—	$1,534,753

Robert McKay
	Non-CIC					CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason		Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability (6)	Termination due to Non- Renewal of Employment Agreement	Termination by Company Without Cause or for Good Reason under Employment Agreement (8)
Severance	$488,902		$—	$—	$—	$488,902
Pro-Rata Bonus	$171,204		$—	$—	$—	$171,204
Stock Options—Accelerated Vesting	$112,426	(7)	$—	$147,937	$—	$147,937
Restricted Stock—Accelerated Vesting	$271,236		$—	$271,236	$—	$271,236
Performance Shares—Accelerated Vesting	$277,551		$—	$277,551	$—	$277,551
Outplacement Services	$6,000		$—	$—	$—	$6,000
Health & Welfare Benefits	$29,733		$—	$—	$—	$29,733

Totals	$1,357,052		$—	$696,724	$—	$1,392,563

Thomas Caneris
	Non-CIC				CIC
Incremental Compensation and Benefit Payments	Termination by Company Without Cause or Resignation for Good Reason	Termination for Cause or Resignation other than for Good Reason	Termination for Death or Disability (6)	Termination due to Non- Renewal of Employment Agreement	Termination by Company Without Cause or for Good Reason under Employment Agreement
Severance	$528,898	$—	$—	$—	$528,898
Pro-Rata Bonus	$200,622	$—	$—	$—	$200,622
Stock Options—Accelerated Vesting	$172,790	$—	$172,790	$—	$172,790
Restricted Stock—Accelerated Vesting	$317,839	$—	$317,839	$—	$317,839
Performance Shares—Accelerated Vesting	$326,841	$—	$326,841	$—	$326,841
Outplacement Services	$6,000	$—	$—	$—	$6,000
Health & Welfare Benefits	$29,149	$—	$—	$—	$29,149

Totals	$1,582,139	$—	$817,470	$—	$1,582,139

(1)	If termination of employment is due to a termination by the Company without cause or for good reason by Mr. Weishar under his employment agreement, then all equity awards that would have become vested or exercisable on or before the third anniversary of the termination date, had his employment continued through such third anniversary, shall become fully vested and exercisable as of such termination date. However, upon a termination by the Company without cause or resignation for good reason, awards granted after January 1, 2011, shall vest and have their restrictions lapse upon Mr. Weishar’s termination of employment, except for performance shares, which shall vest as of the end of the applicable performance period.

(2)	If termination of employment is due to Mr. Weishar’s death or disability under his employment agreement, then all equity awards that would have become vested or exercisable on or before the first anniversary of the termination date, had his employment continued through such first anniversary, shall become fully vested and exercisable as of such termination date. Upon a termination due to death or disability, none of the performance shares vest within one year of a change in control.

(3)	If termination of employment is due to Mr. Weishar’s delivery of written notice of non-renewal of his employment agreement, then all equity awards that would have become vested or exercisable on or before the first anniversary of the termination date, had his employment continued through such first anniversary, shall become fully vested and exercisable as of such termination date. If non-renewal is due to expiration of the term, then all awards that would have become vested or exercisable on or before the second anniversary of the termination date, had his employment continued through such second anniversary, shall become fully vested and exercisable as of such termination date. The above schedule shows accelerated vesting of awards that would otherwise vest upon the second anniversary of his assumed termination date.

(4)	Upon a change in control without termination (single trigger), all of Mr. Weishar’s unvested equity awards (other than awards granted after January 1, 2011) shall have vesting accelerated on the change in control date. Awards granted after January 1, 2011, shall not vest on a change in control only (single trigger).

(5)	Represents severance payment after cutback under Internal Revenue Code Section 280G required under Mr. Weishar’s employment agreement and shown on Schedule 2A—double trigger.

(6)	Per employment agreement, accelerated vesting of equity awards occurs only upon death and not disability.

(7)	Upon termination by the Company without cause or resignation for good reason each stock option and restricted stock shall, to the extent it would have become vested on or before the third anniversary of the Date of Termination if Mr. McKay remained employed by the Company on such anniversary, be fully vested as of the Date of Termination.

(8)	Upon a change in control without termination (single trigger), all of Mr. McKay’s unvested equity awards shall have vesting accelerated on the change in control date.

Compensation Policies and Practices as they Relate to Risk Management

In 2011, the Compensation Committee evaluated the Company’s compensation policies and practices as they related to risk management practices and risk-taking initiatives. As part of the evaluation, the Committee consider factors, including, but not limited to, (i) the allocation of compensation among base salary and short and long-term compensation target opportunities, (ii) the significant weighting of compensation towards long-term incentive compensation, (iii) the Company’s practice of using Company-wide metrics, (iv) the mix of equity award instruments used under the Company’s long-term incentive program that includes full value awards, and (v) the multi-year vesting of the Company’s equity awards and its share ownership guidelines. In connection with its evaluation, it hired the Company’s compensation consultant, Frederic W. Cook & Co., to prepare an assessment of the Company’s executive compensation program and management assessed the Company’s non-executive incentive compensation programs to determine if any practices might encourage excessive risk taking on the part of our officers and employees. Based on this evaluation, the Compensation Committee believes that the Company’s overall compensation practices and approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks, properly accounts for the time horizon of risk, discourages short-term risk taking, and encourages decision-making that is in the best long-term interests of the Company and its shareholders as a whole.

Equity Compensation Plan Information

The following table sets forth equity compensation plan information as of December 31, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (1)	Weighted-average exercise price of outstanding options and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (3)
Equity compensation plans approved by shareholders	3,560,500	$15.07	3,168,057

(1)	Includes the following: 2,744,011 shares of common stock to be issued upon exercise of outstanding stock options granted under the Omnibus Incentive Plan; 334,206 shares of common stock to be issued upon vesting of performance share units under the Omnibus Incentive Plan; 16,808 shares of common stock to be issued upon vesting of restricted stock awards under the Omnibus Incentive Plan; and 465,475 shares of common stock to be issued upon vesting of restricted stock units under the Omnibus Incentive Plan.

(2)	The weighted average exercise price does not take the 949,745 shares of common stock to be issued under performance share units and restricted stock units into account.

(3)	The 3,168,057 shares does not take into consideration the dilution of 1.65 shares of stock for any full-value award, including restricted stock awards, restricted stock units and performance share awards at target. The number of shares remaining available for future issuance calculated under the tangible share pool would be 2,747,593.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transaction Policy

The Audit Committee reviews and approves in advance all related-party transactions and addresses any proposed conflicts of interest and any other transactions for which independent review is necessary or desirable to achieve the highest standards of corporate governance.

PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP, or KPMG, to serve as our independent registered public accounting firm for the 2012 fiscal year. The Audit Committee is satisfied with KPMG’s reputation in the auditing field, its personnel, its professional qualifications and its independence. KPMG served as our independent registered public accounting firm in 2010 and 2011. KPMG representatives will attend the Annual Meeting and respond to questions where appropriate. Such representatives may make a statement at the Annual Meeting should they so desire.

Although it is not required to submit this proposal to the shareholders for approval, the Board believes it is desirable that an expression of shareholder opinion be solicited and presents the selection of the independent registered public accounting firm to the shareholders for ratification. Even if the selection of KPMG is ratified by the shareholders, the Audit Committee in its discretion could decide to terminate the engagement of KPMG and engage another firm if the committee determines that this is necessary or desirable.

PricewaterhouseCoopers LLC, or PwC, served as our independent registered public accounting firm for the year ended December 31, 2009. Following approval from the Audit Committee, on March 2, 2010, PwC was dismissed as our accountants, effective immediately. On March 2, 2010, the Audit Committee engaged KPMG to serve as our independent registered public accounting firm for the 2010 fiscal year. PwC’s audit report on our consolidated financial statements as of and for the year ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. PwC’s audit report on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of PwC on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 did contain the following statement: “As described in Management’s Annual Report on Internal Control over Financial Reporting under Item 9A, management has excluded the West Virginia Acquisition and Integrity Pharmacy Services Acquisition from its assessment of internal control over financial reporting as of December 31, 2009 because they were acquired by the Corporation in a purchase business combination during 2009. We have also excluded the West Virginia Acquisition and Integrity Pharmacy Services Acquisition from our audit of internal control over financial reporting. The West Virginia Acquisition and Integrity Pharmacy Services Acquisition are wholly-owned subsidiaries whose total combined assets and total combined revenues represent 10.0% and less than 1.0%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2009.”

During the year ended December 31, 2009, and in the subsequent interim period through the date of completion of the audit of our consolidated financial statements as of and for the year ended December 31, 2009, (i) we had no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreement in its reports, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of SEC Regulation S-K.

During the year ended December 31, 2009, and in the subsequent interim period through the date of completion of the audit of our consolidated financial statements as of and for the year ended December 31, 2009, neither we, nor anyone on our behalf, consulted with KPMG on any of the matters or events set forth in Item 304(a)(2) of SEC Regulation S-K.

The Company provided PwC with a copy of the disclosures it made in its Current Report on Form 8-K filed with the SEC on March 5, 2010 prior to the time such Form 8-K was filed with the SEC. PwC furnished the Company with a letter addressed to the SEC stating PwC agreed with the disclosures contained in the Current Report on Form 8-K. A copy of this letter was filed as Exhibit 16.1 to that Current Report on Form 8-K.

Independent Registered Public Accounting Firm Fees

The Audit Committee of the Board of Directors has recommended to the Board the appointment of KPMG to audit the Company’s consolidated financial statements and internal control over financial reporting for fiscal 2012, subject to ratification by the shareholders at the Annual Meeting.

The following table sets forth the aggregate fees billed to the Company for the years ended December 31, 2010 and 2011 by its independent registered public accounting firm, KPMG LLP.

Description of Fees	2010	2011
Audit Fees (1)	$693,957	$662,300
Audit—Related Fees (2)	330,160	15,000
Tax Fees (3)	—	—
All Other Fees	—	—

Total	$1,024,117	$677,300

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements. For the years ended December 31, 2010 and 2011, professional services provided by KPMG LLP were $644,500 and $650,000, respectively. For the years ended December 31, 2010 and 2011 professional services provided by PricewaterhouseCoopers LLP were $49,457 and $12,300, respectively.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” For the year ended December 31, 2010, Audit-Related Fees include $330,160 for services performed by KPMG LLP. For the year ended December 31, 2011, Audit-Related Fees include $15,000 for services performed by KPMG LLP.

(3)	There were no tax fees billed by PricewaterhouseCoopers LLP or KPMG LLP for the years ended December 31, 2010 and 2011.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee’s charter provides that the Audit Committee will review, and approve in advance, in its sole discretion, all auditing services, internal control related services and permitted non-audit services, including fees and terms, to be performed for the Company by the independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(l)(B) of the Securities and Exchange Act of 1934 which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate to sub-committees of one or more members of the Audit Committee its authority to pre-approve audit and permitted non-audit services, including internal control related services, provided that any such sub-committee pre-approvals are presented to the full Audit Committee at the next scheduled Audit Committee meeting. All audit and permitted non-audit services and all fees associated with such services performed by KPMG in fiscal 2011 were approved by the full Audit Committee consistent with the policy described above.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting process of the Company on behalf of the Board. Management is responsible for the Company’s financial reporting process including its system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm and monitor and oversee the accounting and financial reporting processes of the Company, including the Company’s internal control over financial reporting and the audit of the consolidated financial statements of the Company.

During the course of 2011 and the first quarter of 2012, the Audit Committee regularly met and held discussions with management and the independent registered public accounting firm. In the discussions related to the Company’s consolidated financial statements for fiscal year 2011, management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements for fiscal year 2011.

In fulfilling its responsibilities, the Audit Committee discussed with the independent registered public accounting firm the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent registered public accounting firm not related to the audit of the Company’s financial statements for fiscal year 2011 was compatible with maintaining the independent registered public accounting firm’s independence. The Audit Committee’s policy requires that the Audit Committee must approve any audit or permitted non-audit service proposed to be performed by its independent registered public accounting firm in advance of the performance of such service.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report and written disclosures of the independent registered public accounting firm provided to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements as of and for the year ended December 31, 2011 be included in the Company’s Annual Report on Form 10-K for filing with the SEC. We also approved, subject to shareholder ratification, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The Audit Committee

Robert A. Oakley, Ph.D., Chairman
W. Robert Dahl, Jr.
Geoffrey G. Meyers

PROPOSAL 3 ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY ON PAY”)

Background of the Proposal

The Dodd-Frank Act requires all public companies, beginning with their shareholder meetings on or after January 21, 2011, to hold a separate non-binding advisory shareholder vote to approve the compensation of executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal). Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are holding a separate non-binding advisory vote on Say on Pay at the Annual Meeting.

Say on Pay Proposal

As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program is primarily structured to be competitive within the institutional pharmacy industry and focus our executives on profitability, achieving cost savings and providing quality services to our customers and to provide transparency to both our employees and shareholders. The three primary elements of compensation used to support the above goals are base salary, annual cash incentive awards and long-term incentive awards. Our compensation strategy targets total direct compensation at the market median, achieved through a combination of below median base salaries and median to 75th percentile target annual bonus and long-term incentive opportunities. This approach supports the Company’s pay-for-performance philosophy by providing a compensation package that is generally weighted toward variable, performance-based incentives, thus ensuring the highest degree of accountability at the senior levels of the organization. The Board of Directors believes that our compensation program for our executive officers is appropriately based upon our performance and the individual performance and level of responsibility of the executive officers. We urge you to read the “Executive Compensation” section of this proxy statement for details on the Company’s executive compensation programs.

The Say on Pay proposal is set forth in the following resolution:

“RESOLVED, that the compensation paid to PharMerica Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because your vote on this proposal is advisory, it will not be binding on the Board of Directors, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of Our Board of Directors

Our Board recommends a vote FOR the Say on Pay proposal.

Required Vote

The affirmative vote of at least a majority of the votes of the shares of common stock present, in person or by proxy, at the Annual Meeting is required to approve the Say on Pay proposal. Because the vote on the Say on Pay proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering future executive compensation arrangements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors, Management, and Owners of More Than 5% of the Company’s Stock

Listed below are the outstanding shares of the Company’s common stock beneficially owned as of April 17, 2012 by (i) the Named Executives, (ii) the Company’s directors; (iii) the Company’s directors and executive officers as a group, and (iv) each person or entity that we know (based on filings of Schedules 13D and 13G with the SEC) to be the beneficial owner of more than 5% of any class of our voting securities. Unless otherwise indicated below, the address of these parties is 1901 Campus Place, Louisville, Kentucky 40299. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons listed in the table have sole investment and voting power with respect to all Company securities owned by them.

As of April 17, 2012, there were 29,494,784 shares of the Company’s common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of April 17, 2012 into shares of our common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Named Executives, Directors and Nominees
Gregory Weishar (1)(2)(3)	1,075,143	3.65%
Michael Culotta (1)(2)(3)	453,698	1.54%
Thomas Caneris (1)(2)	161,456	*
Robert McKay (1)(2)(3)	155,349	*
William Monast (1)(2)(3)	94,139	*
Frank Collins (1)(2)	40,326	*
Thomas Gerrity (1)(2)	40,326	*
Thomas Mac Mahon (1)(2)(3)	52,326	*
Robert Oakley (1)(2)(3)	38,247	*
W. Robert Dahl, Jr. (1)(2)	17,399	*
Marjorie Dorr (1)(2)	20,277	*
Geoffrey Meyers (1)(2)	27,504	*
All directors, nominees and executive officers of the Corporation as a group (15 Persons)	2,310,882	7.83%

Other Security Holders with More Than 5% Ownership
Harris Associates, L.P. (4)	1,883,400	6.39%
Heartland Advisors, Inc. (5)	1,928,190	6.54%
Scopia Management Inc., et al (6)	1,774,856	6.02%
BlackRock, Inc. (7)	2,373,768	8.05%
The Vanguard Group, Inc. (8)	1,529,227	5.18%

*	Less than one percent of class.

(1)	Includes for the following persons shares of the Company’s common stock which may be acquired pursuant to the exercise of vested stock options: Mr. Weishar—634,669, Mr. Culotta—360,308, Mr. Monast—80,188, Mr. Caneris—145,843, Mr. McKay—133,257, Mr. Collins—15,424, Mr. Gerrity—15,424, Mr. Mac Mahon—15,424, Mr. Oakley—13,600, Mr. Dahl, Jr.—9,568, Mrs. Dorr—13,831, Mr. Meyers—19,512.

(2)	Includes voting rights over restricted stock as follows: Mr. Weishar—292,228, Mr. Culotta— 61,390, Mr. Monast—3,951, Mr. Caneris—15,613, Mr. McKay—15,092, Mr. Collins—24,902, Mr. Gerrity—24,902, Mr. Mac Mahon—24,902, Mr. Oakley—21,647, Mr. Dahl—7,831, Ms. Dorr—6,446 and Mr. Meyers—7,992.

(3)	Includes for the following persons shares of the Company’s common stock which they own through their own investment: Mr. Weishar—148,246, Mr. Culotta—32,000, Mr. Monast—10,000, Mr. McKay—7,000, Mr. Mac Mahon—12,000, and Mr. Oakley—3,000.

(4)	The shares included in the table are based solely on the Schedule 13G/A filed with the SEC on February 14, 2012 by Harris Associates L.P., in which Harris Associates L.P. states that it has sole voting and dispositive power over 1,883,400 shares of the Company’s common stock. Its business address is Two North LaSalle Street, Suite 500, Chicago, IL 60602-3790.

(5)	The shares included in the table are based solely on the Schedule 13G/A filed with the SEC on February 10, 2012, in which Heartland Advisors, Inc., an investment adviser registered with the SEC, states that by virtue of its investment discretion and voting authority granted by certain clients, it beneficially owns on behalf of others and shares voting and dispositive power over 1,928,190 shares of the Company’s common stock as follows: The Heartland Value Plus Fund, a series of the Heartland Group, Inc., a registered investment company, owns 1,900,000 shares of the Company’s common stock, and the other 28,190 shares disclosed in the filing are owned by various other accounts managed by Heartland Advisors, Inc. on a discretionary basis. Its business address is 789 North Water Street, Milwaukee, WI 53202.

(6)

The shares included in the table are based solely on the Schedule 13G/A filed with the SEC on February 10, 2012, in which Scopia Management Inc., an investment adviser, and Matthew Sirovich and Jeremy Mindich, the control persons of Scopia Management, Inc., report that they share voting and dispositive power over 1,774,856 shares of the Company’s common stock. The business address for Scopia Management, Inc., Matthew Sirovich and Jeremy Mindich is 152 West 57th Street, 33rd Fl. New York, NY 10019.

(7)

The shares included in the table are based solely on the Schedule 13G/A filed with the SEC on February 10, 2012, in which BlackRock, Inc. states that it has sole voting and dispositive power over 2,373,768 shares of the Company’s common stock. Its business address is 40 East 52nd Street New York, NY 10022.

(8)	The shares included in the table are based solely on the Schedule 13G/A filed with the SEC on February 9, 2012, in which The Vanguard Group, Inc. states that it has sole voting and shared dispositive power over 47,515 shares of the Company’s common stock and sole dispositive power over 1,481,712 shares of the Company’s common stock. Its business address is 100 Vanguard Blvd. Malvern, PA 19355.

GENERAL INFORMATION

Other Matters. As of the date of this Proxy Statement, the Company did not know of any other matter that will be presented for consideration at the Annual Meeting. However, if any other matter should come before the Annual Meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to vote on the matter.

Multiple Shareholders Sharing the Same Address. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company will deliver a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to Corporate Secretary, 1901 Campus Place, Louisville, Kentucky 40299 or by contacting the Corporate Secretary at (502) 627-7000.

Shareholder Proposals for 2013 Annual Meeting.

Any shareholder proposal intended to be considered for inclusion in the Company’s proxy materials for presentation at the 2013 Annual Meeting of Shareholders must be in writing and received by the Corporate Secretary of the Company not later than December 31, 2012.

Under our By-laws, and as permitted by the rules of the SEC, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2013 Annual Meeting of Shareholders:

•	not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which will be June 12, 2013); or

•

if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

We must receive notice of your intention to introduce a nomination or other item of business at that meeting not earlier than February 12, 2013 and not later than March 14, 2013. If we do not receive notice during that period, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

Notice of a proposed item of business must include:

•	the name and address of the shareholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made, as they appear on the Company’s books;

•	the class and number of shares of the Company which are owned of record by such shareholder and beneficially by such beneficial owner;

•

a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•

a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

Notice of a director nomination must include (as to each person whom the shareholder proposes to nominate for election or reelection as a director):

•

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor provisions, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•

a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board, in accordance with the Company’s By-Laws.

Notice of a proposed item of business must include:

•	a brief description of the business desired to be brought before the meeting;

•

the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Company, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business of such shareholder and of any beneficial owner on whose behalf the proposal is made.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Expenses of Solicitation. Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by our directors, officers and regular employees. The entire cost of solicitation will be borne by the Company.

By Order of the Board of Directors,

GREGORY S. WEISHAR Chief Executive Officer

Louisville, Kentucky

April 30, 2012

000000000000

NAME

THE COMPANY NAME INC.—COMMON 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345

THE COMPANY NAME INC.—401 K 123,456,789,012.12345

?

x

02 0000000000

JOB #

1	OF 2
1	OF 2 PAGE

SHARES

CUSIP #

SEQUENCE #

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

CONTROL #

SHARES

To withhold authority to vote for any

individual nominee(s), mark “For All

Except” and write the number(s) of the

nominee(s) on the line below.

0000141797_1 R1.0.0.11699

For Withhold For All

All All Except

The Board of Directors recommends you vote

FOR the following:

1. Election of Directors

Nominees

01 Gregory S. Weishar 02 W. Robert Dahl, Jr. 03 Frank E. Collins, Esq. 04 Thomas P. Mac Mahon 05 Marjorie W. Dorr

06 Thomas P. Gerrity, Ph.D 07 Robert A. Oakley, Ph.D. 08 Geoffrey G. Meyers

PHARMERICA CORPORATION

1901 CAMPUS PLACE

LOUISVILLE,KY 40299

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain

2 PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL

YEAR ENDING DECEMBER 31, 2012.

3	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

NOTE: IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL

MEETING, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

For address change/comments, mark here.

(see reverse for instructions)

0000141797_2 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/

are available at www.proxyvote.com .

PHARMERICA CORPORATION

1901 Campus Place

Louisville, Kentucky 40299

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE 2012 ANNUAL MEETING OF THE

COMPANY’S STOCKHOLDERS.

The undersigned stockholder acknowledges receipt of this Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby appoints Gregory S.

Weishar and Michael J. Culotta, or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of common stock of PharMerica Corporation (the “Company”) at the Annual Meeting of Stockholders to be held at the 21c Museum Hotel, 700 W. Main Street,

Louisville, Kentucky 40202, at 9:00 a.m. local time, and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO

DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Address change/comments:

Continued and to be signed on reverse side